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                                                                     EXHIBIT 4.1

                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

                          Dated as of November 17, 1999



                                     HEADING

         SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 17, 1999, among PAYLESS CASHWAYS, INC., a Delaware corporation (the "Borrower"), each of the financial institutions from time to time party hereto as lenders (together with their successors and assigns, the "Lenders"), CANADIAN IMPERIAL BANK OF COMMERCE (acting through one or more of its agencies, branches, or affiliates, "CIBC"), as coordinating and collateral agent (in such capacity, the "Agent") for the Lenders and the other Secured Parties (as hereinafter defined).

                             INTRODUCTORY STATEMENT

         On July 21, 1997, Payless Cashways, Inc., an Iowa corporation, as debtor and debtor-in-possession (the "Debtor"), filed a voluntary petition with the Bankruptcy Court. On September 5, 1997, the Debtor filed its First Amended Plan of Reorganization with the Bankruptcy Court, which Plan of Reorganization was modified on October 9, 1997 and further modified by the Confirmation Order entered by the Bankruptcy Court on November 19, 1997 and on the record at the hearing with respect to the Confirmation Order (the "Plan of Reorganization"). On the effective date of the Plan of Reorganization, the Debtor merged into the Borrower and the Borrower obtained post-effective date revolving credit in the maximum amount of $150,000,000 pursuant to that certain amended and restated credit agreement, dated as of December 2, 1997, among the Borrower, as successor by merger to the Debtor, each of the financial institutions from time to time party thereto as lenders (together with their successors and assigns, the "Existing Lenders"), the Underwriters (as defined therein), CIBC, as the issuer of standby letters of credit, U.S. BANK NATIONAL ASSOCIATION, in its capacity as the issuer of documentary letters of credit and CIBC, as coordinating and collateral agent for the Existing Lenders, the Fronting Banks (as defined therein), the Underwriters and the other Secured Parties (as defined therein), as amended by that certain First Amendment to the Amended and Restated Revolving Credit Agreement dated as of August 13, 1998 (the "Existing Credit Agreement").

         Contemporaneously herewith, the Borrower is entering into a new credit facility with Congress Financial Corporation (Central) ("Congress Financial") for a revolving credit and letter of credit facility in an aggregate principal amount not to exceed $260,000,000 (the "Congress Facility"), the proceeds of which will be used, in part, to repay (i) the outstanding principal amount



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of all of the New Revolving Loans owing under the Existing Credit Agreement (the
"Existing Revolving Loans"), (ii) any and all accrued interest, fees, costs and expenses relating to the Existing Revolving Loans and the Existing Term Loans (as hereinafter defined) pursuant to the Existing Credit Agreement and (iii) $92,000,000 of the outstanding principal amount of New Term Loans (as defined in the Existing Credit Agreement) under the Existing Credit Agreement (the "Existing Term Loans" and, together with the Existing Revolving Loans, the "Existing Loans"), which repayment of Existing Term Loans is to be shared pro rata among the New Term Lenders under the Existing Credit Agreement (the "Existing Term Lenders").

         The Congress Facility will also provide for the issuance of Back-to-Back Letters of Credit (as hereinafter defined) in favor of the Fronting Banks under the Existing Credit Agreement which will provide credit support for the Existing Documentary Letters of Credit (as hereinafter defined) and the Existing Standby Letters of Credit (as hereinafter defined).

         The Borrower is obligated to (i) the New Revolving Lenders under the Existing Credit Agreement (the "Existing Revolving Lenders") with respect to (A) Existing Revolving Loans in the aggregate principal amount of $90,000,000, (B) undrawn Standby Letters of Credit issued for the account of the Borrower pursuant to the Existing Credit Agreement in the aggregate principal amount of $14,360,000 (the "Existing Standby Letters of Credit") and (C) undrawn Documentary Letters of Credit issued for the account of the Borrower pursuant to the Existing Credit Agreement in the aggregate principal amount of $2,572,759.82 (the "Existing Documentary Letters of Credit" and, together with the Existing Standby Letters of Credit, the "Existing Letters of Credit"), (ii) the Existing Term Lenders (together with the Existing Revolving Lenders, the "Existing Lenders") in the aggregate principal amount of $201,415,478.98, and (iii) the Agent, the Fronting Banks, the Existing Cash Management Bank (as defined herein) and the Existing Revolving Lenders in respect of interest, fees, costs, expenses and all other obligations of the Borrower under the Existing Credit Agreement and the other documentation relating thereto.

         The Existing Revolving Loans, together with a portion of the Existing Term Loans, are being repaid as provided hereby, the Existing Letters of Credit are being treated as provided herein and the Existing Credit Agreement is being amended and restated in its entirety as herein set forth. Upon repayment of the Existing Revolving Loans, issuance of the Back-to-Back Letters of Credit, payment of all outstanding interest, fees and expenses, and the occurrence of the other conditions precedent to the effectiveness of this Agreement, all Revolving Credit Commitments under the Existing Credit Agreement shall be terminated.

         On the Effective Date, and in connection with the Borrower entering into the Congress Facility Agreement (as hereinafter defined), the Agent, on behalf of itself and the other Secured Parties under the Existing Credit Agreement will terminate its current first priority perfected Lien on (i) all of the Borrowers' property listed on Schedule 1.1(c) (the "Congress Financial Collateral"). To maintain security for the repayment of the Term Loans (as defined herein) and the payment of the other obligations of the Borrower hereunder and under the other Loan Documents, the Agent,

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on behalf of itself and the Secured  Parties (as defined  herein), shall  retain
(i) its present first perfected priority Lien on all of the Borrower's (A) personal property which is not Congress Financial Collateral (including, without limitation, Equipment, Vehicles (as each such term is defined in the Existing Security Agreement), fixtures, and contracts, general intangibles and promissory notes relating to the foregoing, and any replacement of, or substitution for, any of the foregoing) and all proceeds and products thereof, and (B) real property (with the exception of the seven (7) properties which constitute Congress Financial Collateral ), including Leases upon such property and related assets, any replacement or substitution thereof and all proceeds and products thereof and (ii) its perfected second Lien on all Fortress Collateral (subject to the prior Liens of Fortress with respect thereto) and all proceeds and products thereof (collectively, the "CIBC Collateral").

         Accordingly, in consideration of the mutual agreements herein set forth, the parties hereto hereby agree as follows:

SECTION 1.        DEFINITIONS.

Section 1.1.      Defined Terms.

         As used in this Agreement, the following terms shall have the meanings specified below:

         "ABR Loan" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Section 2.3(a) and Section 2.4.

         "Adjusted LIBOR Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the quotient of (a) the LIBOR Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves. For purposes hereof, the term "LIBOR Rate" shall mean the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which dollar deposits approximately equal in principal amount to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, a Person (a "Controlled Person") shall be deemed to be "controlled by" another Person (a "Controlling Person") if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.

         "Agent" shall have the meaning set forth in the Heading.

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         "Agreement"   shall  mean  this  Second  Amended  and  Restated  Credit
Agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

         "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the rate of interest most recently announced by CIBC at its Domestic Lending Office as its base rate; and (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in CIBC's base rate or the Federal Funds Rate shall be effective on the effective date of such change in CIBC's base rate or the Federal Funds Rate, respectively.

         "Annual Budget" shall have the meaning set forth in Section 5.1(f).

         "Assignment and Acceptance" shall mean an assignment and acceptance by a Lender and an Eligible Assignee, accepted by the Agent and agreed to by the Borrower to the extent required by Section 9.3(b), substantially in the form of Exhibit H.

         "Available Property" shall mean all real property, buildings, improvements and fixtures owned or leased by the Borrower or any Subsidiary which were not subject to a Lien as of the Existing Effective Date, after recordation of the Mortgages delivered on such date. To the extent that any real property, buildings, improvements and fixtures owned or leased by the Borrower or any Subsidiary, which do not constitute Available Property as of the Existing Effective Date, become, after the Effective Date, unencumbered by the Lien of the Colorado Mortgages or any other Lien, such real property, buildings, improvements and fixtures shall, on the date such Lien is released, become Available Property unless such property becomes encumbered by a Lien securing Permitted Refinancing Debt concurrently with the release of such Lien or within 60 days of such release; provided, that on or prior to the date such Lien is released, the Borrower shall have given written notice to the Agent of its intention to refinance the Debt secured by such Lien with Permitted Refinancing Debt. Any real property, buildings, fixtures or improvements which were leased by the Borrower after the Existing Effective Date shall be considered Available Property if the subject lease does not prohibit the granting to the Agent of a Mortgage.

         "Back-to-Back Letters of Credit" shall mean those certain irrevocable letters of credit issued by First Union National Bank in favor of the Fronting Banks as credit support for the Existing Documentary Letters of Credit and the Existing Standby Letters of Credit in form and substance acceptable to the relevant Fronting Bank.

         "Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

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         "Bankruptcy  Court" shall mean the United States  Bankruptcy  Court for the Western District of Missouri or any other court having jurisdiction over the Case from time to time.

         "Beneficial Ownership" by a Person when used with respect to any Voting Shares shall mean beneficial ownership by such Person of such Voting Shares as defined in Rule 13d-3 of the Exchange Act.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "Borrower" shall have the meaning set forth in the Heading.

         "Borrowing" shall mean the refinancing of Loans of a single Type made from the Lenders on a single date and having, in the case of Eurodollar Loans, a single Interest Period (with any ABR Loan made pursuant to Section 2.10 being considered a part of the related Borrowing of Eurodollar Loans).

         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in New York City are required or permitted to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capitalized Lease" shall mean, as applied to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "Case" shall mean the Chapter 11 Case of the Debtor commenced on July 21, 1997 in the Bankruptcy Court.

         "Cash Management Obligations" shall mean the obligations of the Borrower to reimburse the Existing Cash Management Bank in respect of overdrafts, uncollected funds, returned items and reasonable related expenses arising prior to the Effective Date pursuant to the Existing Cash Management Agreements.

         "Change of Control" shall mean the occurrence of either of the following events: (x) any Person or any Persons acting together which would constitute a Group, together with any Affiliates thereof, after the Effective Date, shall acquire or hold Voting Shares of the Borrower such that such Person or Group, together with such Affiliates, have Beneficial Ownership of Voting Shares of the Borrower entitling such Person or Group, together with such Affiliates, to exercise at least 40% of the total voting power of all Voting Shares of the Borrower; or (y) any Person or any Group, together with any Affiliates thereof, shall succeed in having a sufficient number of its or their nominees elected to the Board of Directors of the Borrower (other than nominees elected to the Board of

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Directors  of the  Borrower  pursuant  to the Plan of Reorganization) such  that such nominees so elected (whether new or continuing as directors) shall constitute a majority of the Board of Directors of the Borrower.

         "CIBC" shall have the meaning set forth in the Heading.

         "CIBC Collateral" shall have the meaning set forth in the Introductory Statement.

         "Closing Certificate" shall have the meaning set forth in Section 4.1(a)(iv).

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Colorado Mortgages" shall mean, collectively, that certain Mortgage, dated as of August 8, 1979, between Brookhart's, Inc. and Southwestern Life Insurance Company (as assumed by the Borrower on July 28, 1982) and that certain Mortgage, dated as of August 31, 1982, between the Borrower and Brookhart's, Inc., each as amended, supplemented or otherwise modified from time to time.

         "Confirmation Order" shall mean that certain Order Confirming Plan dated and filed November 17, 1997 with the United States Bankruptcy Court, Western District of Missouri.

        "Congress Facility" shall have the meaning set forth in the Introductory Statement.

         "Congress Facility Agreement" shall mean that certain Loan and Security Agreement dated November 17, 1999 by and among the Borrower and Congress Financial, as lender and agent for the lenders thereunder, as same may be amended, amended and restated, modified or supplemented from time to time.

         "Congress Facility Documents" shall mean the Congress Facility Agreement and any and all instruments and documents executed in connection therewith, as same may be amended, amended and restated, modified or supplemented from time to time.

       "Congress Financial" shall have the meaning set forth in the Introductory Statement.

         "Congress Financial Collateral" shall have the meaning set forth in the Introductory Statement.

         "Congress Financing" shall mean the financing by Congress Financial provided for in the Congress Facility Agreement and the other Congress Facility Documents.

         "Credit Card Lender" shall mean Household Bank, or any successor or assign thereof.

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         "Debt" of any Person shall mean, at any date, without duplication,  (i)
all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under Capitalized Leases, (v) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any asset owned, used or operated by such Person, whether or not such Debt is assumed by such Person, (vi) all Debt of others Guaranteed by such Person, directly or indirectly, or by an instrument having the effect of assuring another's payment or performance of any Debt, (vii) indebtedness and other obligations arising under acceptance facilities and the face amount of all
letters  of  credit  issued  for  the  account  of  such  Person  and,   without
duplication, all drafts drawn thereunder or payment requests honored with respect thereto, (viii) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements (other than fully paid interest rate cap arrangements), (ix) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, and (x) any withdrawal or other liability incurred under ERISA by such Person (or, if such Person is the Borrower, the Borrower and its ERISA Affiliates) to a Multiemployer Plan.

         "Debt for Borrowed Money" of any Person shall mean Debt of such Person of the type described in clauses (i) and (ii) of the definition of "Debt" in this Section and Debt of such type of another Person which is Guaranteed by such Person.

        "Debtor" shall have the meaning set forth in the Introductory Statement.

         "Default" shall mean any condition or event which would, with the giving of notice or lapse of time or both, become an Event of Default.

         "Defaulting Lender" shall mean, at any time, any Lender which shall not have theretofore made available to the Agent its pro rata portion of any amounts payable pursuant to Section 8.6 for which payment has been requested more than 45 days prior thereto.

         "DIP Agent" shall mean CIBC, as coordinating and collateral agent under the DIP Credit Agreement.

         "DIP Credit Agreement" shall mean that certain Revolving Credit Agreement, dated as of July 21, 1997, among the Borrower, the DIP Lenders, the Underwriters, the Fronting Banks and CIBC, as coordinating and collateral agent for the DIP Lenders, the Fronting Banks and the Underwriters, as amended, amended and restated, modified or supplemented from time to time.

         "DIP Financing Order" shall mean the orders of the Bankruptcy Court authorizing the Debtor to enter into the DIP Credit Agreement, including orders filed on July 21, 1997 and August 20, 1997.

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         "DIP Lenders" shall  have the  meaning  set forth  in the  Introductory
Statement.

         "DIP Obligations" shall mean (a) the due and punctual payment of principal of and interest on DIP Revolving Credit Loans (as defined in the DIP Credit Agreement) and the reimbursement of all amounts drawn under the DIP Letters of Credit (as defined in the DIP Credit Agreement), and (b) the due and punctual payment of all other present and future, fixed or contingent, monetary and performance obligations of the Borrower to the DIP Lenders, the DIP Fronting Banks (as defined in the DIP Credit Agreement), the Underwriters (as defined in the DIP Credit Agreement) and the DIP Agent under the DIP Credit Agreement.

         "Dollars" and "$" shall mean lawful money of the United States of America.

         "Domestic Lending Office" shall mean initially, as to each Lender, its office designated on the signature pages to this Agreement, and thereafter, upon notice to the Borrower and the Agent, such other office of such Lender, if any, which shall be making or maintaining ABR Loans.

         "Effective Date" shall mean the first Business Day after which each of the conditions set forth in Section 4.1 shall have been satisfied or waived in accordance with the terms hereof, which Effective Date shall be no later than November 30, 1999 unless such date shall have been extended in writing by the Agent and the Existing Majority Term Lenders.

         "Eligible Assignee" shall mean (i) a commercial bank having total assets in excess of $1,500,000,000 and (ii) a finance company, insurance company or other financial institution or fund, in each case acceptable to the Agent, which in the ordinary course of business extends credit of the type herein and has total assets in excess of $250,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA.

       "Environmental Clean-up Site" shall have the meaning set forth in Section 6.12(d).

       "Environmental Law" shall have the meaning set forth in Section 6.12(d).

       "Environmental  Lien"  shall  mean a  Lien in favor  of any  Governmental
Authority for (i) any liability under any Environmental Law, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a Hazardous Substance into the environment.

     "Environmental Permit" shall have the meaning set forth in Section 6.12(d).

       "Equipment"  shall   have  the  meaning  assigned  to  such  term in  the
Security and Pledge Agreement.

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         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is a member of a group of which the Borrower or any Subsidiary is a member and which is under common control within the meaning of
Section 414(b) or (c) of the Code and the regulations promulgated and rulings issued thereunder.

         "ERISA Event" shall mean (a) a "reportable event" as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under 29 C.F.R. 2615), or (b) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate of either of them from a Multiple Employer Plan or a Single Employer Plan during a Plan year in which it was a "substantial employer", as such term is defined in Section 4001(a)(2) of ERISA, which would result in any liability to the Borrower, any Subsidiary or any ERISA Affiliate of either of them, or the incurrence of liability by the Borrower, any Subsidiary or any ERISA Affiliate of either of them under Section 4064 of ERISA upon the termination of a Multiple Employer Plan or a Single Employer Plan, or (c) an event described in Section 4068(f) of ERISA, or (d) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA where, in either case, such termination would result in any liability to the Borrower, a Subsidiary or any ERISA Affiliate of either of them, or (e) the failure by the Borrower, a Subsidiary or any ERISA Affiliate of either of them to make a payment to a Plan pursuant to Section 302(f)(1) of ERISA, or (f) the adoption of any amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or (g) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (h) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "Eurocurrency Liabilities" shall have the meaning assigned thereto in Regulation D issued by the Board, as in effect from time to time.

         "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

         "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Section 2.3(b) and Section 2.4.

         "Eurodollar Lending Office" shall mean, initially as to each Lender, its office, designated on the signature pages to this Agreement or such other office, branch or Affiliate of such Lender as it may hereafter designate as its Eurodollar Lending Office by notice to the Borrower and the Agent.

         "Event of Default" shall have the meaning set forth in Section 7.1.

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      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Existing Agreements" shall mean the Pre-Petition Credit Agreement, the DIP Credit Agreement, the Existing Credit Agreement, the Existing Security Agreement, and all of the agreements and the DIP Financing Order granting Liens on Property and other assets of the Borrower to the Lenders, and such other agreements, instruments and documents delivered in connection with any of the foregoing, as each may have been amended, amended and restated, modified or supplemented from time to time.

         "Existing Cash Management Agreements" shall mean the documentation evidencing the cash management arrangements between the Existing Cash Management Bank and the Borrower, as in effect on and immediately prior to the Effective Date.

         "Existing Cash Management Bank" shall mean Bank of America and its respective Affiliates, if applicable, each in its capacity as the holder of Cash Management Obligations.

         "Existing Credit Agreement" shall have the meaning set forth in the Introductory Statement.

         "Existing Documentary Letters of Credit" shall have the meaning set forth in the Introductory Statement.

         "Existing Effective Date" shall mean the Effective Date of the Existing Credit Agreement.

         "Existing Letters of Credit" shall have the meaning set forth in the Introductory Statement.

         "Existing Loans" shall have the meaning set forth in the Introductory Statement.

         "Existing Majority Term Lenders" shall mean the Majority Term Lenders as such term is defined in the Existing Credit Agreement.

         "Existing Obligations" shall mean all obligations owing by the Borrower under the Existing Agreements.

         "Existing Revolving Lenders" shall have the meaning set forth in the Introductory Statement.

         "Existing Revolving Loans" shall have the meaning set forth in the Introductory Statement.

         "Existing Secured Parties" shall mean the Secured Parties as defined in the Existing Security Agreement.

         "Existing Security Agreement" shall mean that certain Amended and Restated Security and Pledge Agreement, dated as of December 2, 1997, by and between the Borrower and CIBC, as coordinating and collateral agent, for its benefit and the benefit of the Existing Secured Parties.

         "Existing Security Documents" shall mean the Security Documents as defined in the Existing Credit Agreement.

         "Existing Standby Letters of Credit" shall have the meaning set forth in the Introductory Statement.

         "Existing Term Lenders" shall have the meaning set forth in the Introductory Statement.

         "Existing Term Loans" shall have the meaning set forth in the Introductory Statement.

         "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

         "Financial Officer" shall mean the Chief Financial Officer, Vice President Finance or the Treasurer of the Borrower.

         "Fortress" shall mean Fortress Investments Group LLC (as successor-in-interest to UBS in respect of the obligations under the UBS Loan Agreement and the documents executed in connection therewith) and Fortress' successors and assigns.

         "Fortress Collateral" shall mean the real property listed on Schedule 1.1(b) annexed hereto, together with the improvements, fixtures and appurtenances relating thereto, which is collateral for the Fortress Real Estate Financing.

         "Fortress Loan Agreement" shall mean the UBS Loan Agreement as assigned by UBS to Fortress, as the same may be amended, amended and restated, supplemented or otherwise modified to the extent permitted by this Agreement.

         "Fortress Loan Documents" shall mean the Fortress Loan Agreement, each of the mortgages and deeds of trust delivered with respect to the Fortress Collateral, and any and all documents, agreements and instruments related thereto, each as amended, amended and restated, supplemented or otherwise modified to the extent permitted by this Agreement.

         "Fortress Real Estate Financing" shall mean the financing by Fortress provided for by the Fortress Loan Agreement and the other Fortress Loan Documents.

         "Fronting Banks" shall mean (i) with respect to Existing Standby Letters of Credit, CIBC and (ii) with respect to the Existing Documentary Letters of Credit, U.S. Bank National Association, successor by merger to First Bank National Association.

         "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those used in preparing the financial statements referred to in Section 3.4.

         "Governmental Authority" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or foreign.

         "Group" shall mean a "group" for purposes of Section 13(d) of the Exchange Act.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

      "Hazardous Substance" shall have the meaning set forth in Section 6.12(d).

      "Household Bank" shall mean Household Bank (SB), N.A.

         "Household Credit Program Documents" shall mean the Merchant Agreement dated as of August 27, 1999 by and between Household Bank and the Borrower, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time, together with any agreements entered into by the Borrower in replacement of such agreement.

         "Indemnified Party" shall have the meaning set forth in Section 9.6.

         "Insufficiency" shall mean, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

         "Interest Payment Date" shall mean (i) as to any Eurodollar Loan, the last calendar day of each month during each Interest Period with respect to such Eurodollar Loan and the last day of each such Interest Period, and (ii) as to all ABR Loans, the last calendar day of each month and the date on which any ABR Loans are refinanced with Eurodollar Loans pursuant to Section 2.6.

         "Interest Period" shall mean, as to any Borrowing of Eurodollar Loans (as a result of a financing), the period commencing on the date of such Borrowing (as a result of a refinancing) of ABR Loans or on the last day of the preceding Interest Period applicable to such Borrowing (as a result of a refinancing) of ABR Loans and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect in the related notice delivered pursuant to Section 2.6; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) no Interest Period shall end later than the Maturity Date for the Loans to which such Interest Period relates.

         "Investments"  shall have the meaning set forth in Section 6.7.

         "Lenders" shall have the meaning set forth in Section 2.1.

         "Lender's Percentage" shall mean, as to each Lender, at any time, the percentage equal to such Lender's share of the aggregate outstanding principal amount of Term Loans. Each Lender's Percentage on and as of the Effective Date is set forth on Schedule 1.1(a).

         "Lending Office" shall mean, as to each Lender, its Domestic Lending Office or its Eurodollar Lending Office, as the context may require.

         "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind whatsoever in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan" or "Loans" shall have the meaning set forth in Section 2.1(a).

         "Loan Documents" shall mean this Agreement, the Security Documents, the Existing Cash Management Agreements, and any other instrument or agreement executed and delivered in connection herewith, as each may be amended, amended and restated, supplemented or otherwise modified from time to time.

         "Lumberjack" shall mean Lumberjack Stores, Inc.

         "Majority Lenders" shall mean, at any time, Lenders holding Term Loans representing more than 50% of the aggregate principal amount of such Term Loans outstanding; provided, that for purposes of this definition, the Term Loans of a Lender shall be disregarded if and for so long as such Lender shall be a Defaulting Lender.

         "Material Adverse Effect" shall mean (i) with respect to the Borrower and its Subsidiaries, any materially adverse change in the business, operations, condition (financial or otherwise), properties, assets or prospects of the Borrower and its Subsidiaries taken as a whole, or (ii) any fact or circumstance which, singly or in the aggregate, could reasonably be expected to result in (a) a materially adverse change described in clause (i) or (b) the inability of the Borrower or any of its Subsidiaries to perform in any material respect its obligations hereunder, under the other Loan Documents or under the Congress Facility Documents.

         "Maturity Date" shall mean November 30, 2002, or such earlier date on which the Loans shall become due in accordance with Section 7.

         "Maximum Rate" shall have the meaning set forth in Section 2.4(b).

         "Minority Investment" shall mean any Investment consisting of the acquisition of non-majority ownership interests in any Person.

         "ML&B" shall have the meaning set forth in Section 4.1(j).

         "Moody's" shall mean Moody's Investors Service, Inc. or if such company shall cease to issue ratings, another nationally recognized statistical rating company selected in good faith by mutual agreement of the Agent and the Borrower.

         "Mortgages" shall mean all of the mortgages executed and delivered by the Borrower to CIBC, as coordinating and collateral agent, for its benefit and the benefit of the Secured Parties pursuant to and in connection with the Existing Credit Agreement, together with any mortgages and deeds of trust executed and delivered by the Borrower to the Agent for its benefit and the benefit of the Secured Parties after the Effective Date in respect of Available Property, in each case as amended, amended and restated, supplemented or otherwise modified from time to time.

         "Multiemployer  Plan" shall mean a  "multiemployer  plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower, any Subsidiary or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Multiple Employer Plan" shall mean an employee benefit plan, other than a Multiemployer Plan, subject to Title IV of ERISA to which the Borrower, any Subsidiary or any ERISA Affiliate of the Borrower or any Subsidiary, and more than one employer other than the Borrower, any

Subsidiary or an ERISA Affiliate of the Borrower or any Subsidiary, is making or accruing an obligation to make contributions or, in the event that any such plan has terminated, to which the Borrower, any Subsidiary or any ERISA Affiliate of the Borrower or any Subsidiary made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

         "Net Cash Proceeds" shall mean, with respect to any sale, lease, transfer or other disposition of property or other assets: (a) the cash proceeds received by the Borrower or any Subsidiary (including, without limitation, all cash proceeds received by way of (i) deferred payment of principal pursuant to a note or installment receivable, but only as and when received and (ii) other assets retained by the Borrower as part of the sales consideration), minus (b) reasonable and customary brokerage commissions and other reasonable and customary fees and expenses (including reasonable and customary fees and expenses of counsel and investment bankers actually paid by the Borrower or such Subsidiary) related to such financing, sale, lease or other disposition or issuance, minus (c) payments made to retire Debt (other than the Loans) secured by such assets being sold or otherwise disposed of where payment of such Debt is required in connection with such sale or disposition.

         "Obligations" shall mean the due and punctual payment of principal of and interest on the Term Loans and all other present and future, fixed or contingent, monetary and performance obligations owed to the Term Lenders and the Agent under the Loan Documents.

         "Other Amounts" shall have the meaning set forth in Section 2.4(b).

         "Other Taxes" shall have the meaning set forth in Section 2.12(b).

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

         "Payment Letter" shall have the meaning set forth in Section 4.1(d).

         "Payment Amount" shall have the meaning set forth in Section 4.1(d).

         "Permitted Liens" shall mean (i) Liens imposed by law (other than Environmental Liens and any Lien imposed by ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than Environmental Liens and any Lien imposed by ERISA) imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (iii) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Debt), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower;
(v) purchase money Liens granted by the Borrower or its Subsidiaries upon Inventory of the Borrower and its Subsidiaries securing the purchase price therefor not to exceed $1,000,000 in unpaid purchase price in the aggregate for the Borrower and its Subsidiaries at any one time and purchase money Liens upon or in any other property acquired or held in the ordinary course of business to secure the purchase price of such property or to secure Debt permitted by
Section 6.2(vi) solely for the purpose of financing the acquisition of such property and Capitalized Leases permitted by Section 6.2 and true leases on account of which financing statements have been filed; provided, that the aggregate Debt secured by all such purchase money Liens (other than Capitalized Leases) shall not exceed in the aggregate for the Borrower and its Subsidiaries $2,000,000 outstanding at any time; (vi) judgment Liens, but only to the extent that the related judgment does not constitute an Event of Default under Section 7.1(i); and (vii) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (v) above, including in connection with the incurrence of Permitted Refinancing Debt; provided, that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement Lien is limited to the property originally encumbered thereby.

         "Permitted Refinancing Debt" shall mean Debt incurred by the Borrower to refinance the Congress Financing (or a portion thereof) or the Fortress Real Estate Financing (or a portion thereof) in a principal amount not less than the principal amount of the obligations (or the portion thereof) being refinanced; provided, that (i) the principal amount of such Debt is not increased from its then existing amount and such Debt is not secured by any assets of the Borrower other than the assets securing the Debt being refinanced and, in the case of a refinancing of less than the entire outstanding principal amount of the Fortress Real Estate Financing or the Congress Facility, as the case may be, such Debt is not secured by any assets of the Borrower not specifically allocated to the portion of the Fortress Real Estate Financing or the Congress Financing being refinanced and, in all cases, any Liens on such assets in favor of the Agent, for its benefit and the benefit of the other Secured Parties, remain in full force and effect and (ii) such Debt is incurred on terms and conditions
(including financial and other covenants and events of defaults) and with a weighted average tenor which, taken as a whole, would be no less favorable to the Borrower than the terms, conditions and tenor of the Debt being refinanced as in effect on the date hereof.

         "Person" shall mean any natural person, corporation, division of a corporation, limited liability company, limited liability partnership, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan" shall mean an employee  benefit plan (other than a Multiemployer
Plan), including any Multiple Employer Plan, which is or, in the event that any such plan has been terminated within five years after the occurrence of a transaction described in Section 4069 of ERISA, was maintained for employees of the Borrower, any Subsidiary or any ERISA Affiliate of the Borrower or any Subsidiary and is subject to Title IV of ERISA.

         "Plan of Reorganization" shall mean that certain First Amended Plan of Reorganization, filed by the Debtor in the Case on September 5, 1997, as modified on October 9, 1997 and as further modified in the Confirmation Order and on the record at the hearing with respect thereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof as in effect on the date hereof.

         "Pre-Petition Agent" shall mean CIBC, as administrative and collateral agent for the Pre-Petition Lenders, the letter of credit bank and the co-agents party to the Pre-Petition Credit Agreement.

         "Pre-Petition Credit Agreement" shall mean that certain Amended and Restated Credit Agreement, dated as of October 3, 1996, among Payless Cashways, Inc., the Pre-Petition Lenders, the Pre-Petition Agent, the letter of credit bank and the co-agents named therein, as amended, amended and restated, supplemented or otherwise modified.

         "Pre-Petition Lenders" shall mean the lenders from time to time party to the Pre-Petition Credit Agreement.

         "Pre-Petition   Obligations"   shall   mean  the  loans   made  by  the
Pre-Petition Lenders under the Pre-Petition Credit Agreement and all other obligations of the Debtor to the Pre-Petition Agent and the Pre-Petition Lenders pursuant to the Pre-Petition Credit Agreement and all documents and agreements executed in connection therewith.

         "Property" shall have the meaning set forth in Section 6.12(d).

         "Register" shall have the meaning set forth in Section 9.3(d).

         "Release" shall have the meaning set forth in Section 6.12(d).

         "Remedial Work" shall have the meaning set forth in Section 6.12(c).

         "Requirement of Law" shall mean, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Restricted Payments" shall mean (i) any dividend or other distribution in cash or in kind on any shares of the Borrower's capital stock, (ii) any payment in cash or in kind (including, without limitation, the setting aside of assets or the deposit of funds therefor) on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock or
(b) any option, warrant or other right to acquire shares of the Borrower's capital stock, (iii) any issuance of any capital stock (or any options, warrants, rights or other equity securities relating to any capital stock) except pursuant to the Plan of Reorganization or as contemplated by Section 9.2 thereof, (iv) any payment or prepayment of principal or interest on account of Debt for Borrowed Money (other than the Loans) or any purchase, defeasance, redemption, retirement or acquisition of any principal or interest on such Debt or Obligations (including, without limitation, the setting aside of assets or the deposit of funds therefor) or (v) any payment of management or consulting fees to an Affiliate of the Borrower.

         "S&P" shall mean Standard & Poor's Ratings Group (a division of McGraw-Hill, Inc.) or, if such company shall cease to issue ratings, another nationally recognized statistical rating company selected in good faith by mutual agreement of the Agent and the Borrower.

         "Secured Obligations" shall mean the Obligations, the Cash Management Obligations, if any, and all other obligations owing to the Secured Parties (or any of them) in their capacities as such.

         "Secured Parties" shall mean the Agent, the Lenders, and the Existing Cash Management Bank, and each of their respective successors and assigns.

         "Security  and Pledge  Agreement" shall  have the  meaning set forth in
Section 4.1(f).

         "Security Documents" shall mean the Security and Pledge Agreement, all Subsidiary Security Agreements, all Subsidiary Guarantees, the Mortgages and all other security agreements, mortgages, pledges and assignments at any time delivered by the Borrower or any of the Subsidiaries to the Agent pursuant to the terms of the Existing Agreements or this Agreement, each as amended, amended and restated, supplemented or otherwise modified from time to time.

         "Single Employer Plan" shall mean a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or an ERISA Affiliate or (ii) was also maintained and in respect of which the Borrower could have liability under Section 4069 of ERISA in the event such Plan has been or were to be terminated.

         "Statutory Reserves" shall mean on any date the percentage (expressed as a decimal) established by the Board and any other banking authority which is the then stated maximum rate for all reserves (including, but not limited to, any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or any successor category of liabilities under Regulation D issued by the Board, as in effect from time to time). Such reserve percentages shall include, without limitation, those imposed pursuant to said Regulation. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

         "Subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary Guarantee" shall mean the guarantee, substantially in the form of Exhibit B hereto, to be entered into between each Subsidiary (whether now existing or hereafter formed, purchased or otherwise acquired) and the Agent for the benefit of the Secured Parties, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

         "Subsidiary Security Agreement" shall mean the security agreement, substantially in the form of Exhibit C hereto, to be made by each Subsidiary (whether now existing or hereafter formed, purchased or otherwise acquired) in favor of the Agent, for the benefit of the Secured Parties, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

         "Survey" shall mean a current survey of the real property covered by any Mortgage certified to the Agent and the title insurance company insuring the Mortgage and in form and substance satisfactory to the Agent and the title insurance company, or in lieu thereof, a copy of the existing survey and, if required by the title insurance company insuring such Mortgage, an affidavit in form and substance satisfactory to such title company to remove any exceptions in the Title Policy with respect to the absence of a current certified survey.

         "Taxes" shall have the meaning set forth in Section 2.12.

         "Temporary Cash Investments" shall mean any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of the acquisition thereof by the Borrower or a Subsidiary, or (ii) (x) commercial paper rated in the highest grade (A1+/P1 or its equivalent) by S&P or Moody's or (y) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company that has capital, surplus and undivided profits aggregating at least U.S. $500,000,000, and whose long term Debt is rated A or higher by S&P and A2 or higher by Moody's, in each case maturing within 180 days from the date of acquisition thereof by the Borrower or a Subsidiary.

         "Term Lender" and "Term  Lenders"  shall have the meanings set forth in
Section 2.1(a).

         "Term Loans" shall have the meaning set forth in Section 2.1(a).

         "Title Policy" shall mean a mortgage policy of title insurance (ALTA or the equivalent) insuring the first or second priority Lien of a Mortgage (as the case may be) in favor of the Agent, in form and substance and issued by title insurers satisfactory to the Agent and containing no exceptions to coverage other than matters satisfactory to the Agent in its judgment reasonably exercised.

         "Transferee" shall have the meaning set forth in Section 2.12.

         "Type" when used in respect of any Loan or Borrowing shall refer to the rate of interest by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "rate" shall mean the Adjusted LIBOR Rate and the Alternate Base Rate.

         "UBS" shall mean UBS Mortgage Finance, Inc.

         "UBS Loan Agreement" shall mean (i) that certain Amended and Restated Loan Agreement, dated as of December 2, 1997, between the Borrower and UBS, as heretofore amended, and (ii) that certain Loan Agreement, dated as of December 2, 1997, among the Borrower, the banks and financial institutions party thereto (the "Synthetic Lease Banks") and BA Leasing and Capital Corporation, as agent for the Synthetic Lease Banks.

         "UCC" shall mean the Uniform Commercial Code as in effect at the relevant time in the relevant jurisdiction.

         "Vehicles" shall mean all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state or other jurisdiction and, in any event, shall include, without limitation, the vehicles listed on Schedule 1 to the Security and Pledge Agreement and any Subsidiary Security Agreements and all tires and other appurtenances to any of the foregoing.

         "Voting Shares" shall mean, with respect to any Person, shares of capital stock of any class or classes (however designated) having general voting power for the election of the board of directors, managers or trustees of such Person (irrespective of whether at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         "Withdrawal Liability" shall have the meaning specified under Part I of Subtitle E of Title IV of ERISA.

Section 1.2. Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all accounting or financial terms used herein shall be construed in accordance with GAAP, as in effect from time to time.

SECTION 2.        AMOUNT AND TERMS OF CREDIT.

Section 2.1.      Assumption   and   Restructuring  of    Secured   Obligations;
Amortization of Term Loans; etc.

     (a) Subject to the terms and conditions and relying upon the representations, warranties and covenants set forth herein, each of the parties agrees that, as of the Effective Date, the Existing Credit Agreement is hereby amended and restated and (i) (A) all outstanding Existing Revolving Loans extended by the Existing Revolving Lenders pursuant to the Existing Credit
Agreement shall be repaid in full, (B) all accrued interest, fees, costs, expenses and other monetary obligations relating to the Existing Revolving Loans shall be repaid in full, (C) all Revolving Obligations (as defined in the Existing Credit Agreement) under the Existing Credit Agreement (except for the Borrower's obligations (1) in respect of the Existing Letters of Credit and (2) as set forth in Sections 9.14 of the Existing Credit Agreement and in this Agreement which shall remain in full force and effect) shall be deemed satisfied in full and (D) the Revolving Credit Commitments shall be terminated and extinguished, (ii) the Back-to-Back Letters of Credit shall be issued and (iii) the Existing Term Loans extended by the Existing Term Lenders pursuant to the Existing Credit Agreement shall be permanently reduced by $92,000,000 (each Existing Term Lender, after the Effective Date, being hereinafter referred to as a "Term Lender" or a "Lender" and, collectively, the "Term Lenders" or the "Lenders" and such portion of the Existing Term Loans that shall remain outstanding, being hereinafter referred to as the "Term Loans" or the "Loans"). The principal amount of Term Loans attributable to each Term Lender shall be in an amount as is set forth opposite its name on Schedule 1.1(a) annexed hereto. The Borrower confirms and agrees that it is truly and justly indebted to the Term Lenders in the aggregate principal amount of $109,415,478.98, without defense, offset or counterclaim of any kind or nature whatsoever. Principal amounts outstanding on the Effective Date with respect to Existing Term Loans (after reduction for principal amounts paid on the Effective Date) shall be deemed to be principal amounts outstanding with respect to the Term Loans, as of the Effective Date.

     (b) The outstanding principal amount of Term Loans shall be payable in semi-annual installments of $5,000,000 each on September 15 and May 15 of each year, commencing

May 15, 2001. To the extent not previously paid, all Term Loans shall be due and payable on the Maturity Date. Each principal payment on the Term Loans pursuant to this Section shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment. Without limiting its obligations under the first sentence of this Section or Section 2.7, the Borrower unconditionally promises to pay the unpaid principal amount of the Term Loans on the Maturity Date.

     (c) Any amounts received by the Agent in connection with this Agreement (other than amounts (i) to which the Agent is entitled pursuant to Sections 8.6, 9.5 and 9.6 and (ii) to which the Fronting Banks are entitled pursuant to
Section 2.2(f)) shall be credited to the relevant Term Lenders, as promptly as practicable after collection by the Agent, in immediately available funds either by wire transfer or deposit in that Term Lender's correspondent account with the Agent, as such Term Lender and the Agent shall from time to time agree.

     (d) Subject to the terms and conditions and relying upon the representations, warranties and covenants set forth herein, the Existing Cash Management Bank and the Borrower agree that (i) the Borrower shall be obligated to promptly reimburse the Existing Cash Management Bank upon its submission of an invoice to the Borrower for all Cash Management Obligations and (ii) the Existing Cash Management Bank shall continue to have its Cash Management Obligations secured by the CIBC Collateral to the same extent to which the Cash Management Obligations were secured by such CIBC Collateral prior to the Effective Date.

     (e) The Borrower acknowledges and agrees that (i) the Existing Security Documents remain in full force and effect with respect to the CIBC Collateral and (ii) the Liens on the CIBC Collateral securing payment of the Existing Obligations are in all respects continuing and in full force and effect and secure the payment of the Existing Obligations and will, following the Effective Date, secure, among other things, the payment of the Obligations.

Section 2.2.      Repayment of Term Loans; Evidence of Debt.

     (a) The Borrower hereby unconditionally promises to pay to the Agent for the account of each Term Lender the then unpaid principal amount of each Term Loan on the Maturity Date.

     (b) Each Term Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Term Lender resulting from each Term Loan made by such Term Lender, including the amounts of principal and interest payable and paid to such Term Lender from time to time hereunder.

     (c) The Agent shall maintain accounts in which it shall record (i) the amount of each Term Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Term Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Term Lenders and each Term Lender's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Term Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Term Loans in accordance with the terms of this Agreement.

     (e) Any Term Lender may request that Term Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Term Lender a promissory note payable to the order of such Term Lender (or, if requested by such Term Lender, to such Term Lender and its registered assigns) and in form and substance satisfactory to the Term Lender and approved by the Agent. Thereafter, the Term Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.3) be represented by one or more promissory notes in such form payable to the order of the payee named therein.

     (f) (i) The Borrower hereby agrees to use its best efforts to replace the Existing Letters of Credit as soon as practicable.

         (ii) Each of the Fronting Banks is authorized to draw upon its respective Back-to-Back Letter of Credit in accordance with the terms thereof in order to reimburse itself for each and every draw (together with applicable fees and expenses) under any Existing Letter of Credit without any notice or action by any Person, under all circumstances, including, without limitation: (u) any lack of validity or enforceability of any Existing Letters of Credit; (v) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary of any of the Existing Letters of Credit or against the relevant Fronting Bank, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (w) payment by the relevant Fronting Bank against any draft, demand, certificate or other document presented under any of the Existing Letters of Credit which proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (x) payment by the relevant Fronting Bank of any of the Existing Letters of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Existing Letters of Credit(including, without limitation, payment by the Fronting Bank in accordance with its usual practices and procedures, subsequent to the expiry date of an Existing Letter of Credit, as long as the Fronting Bank has obtained the consent of the Borrower; (y) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or (z) the fact that any Event of Default shall have occurred and be continuing.

     (iii) Upon the issuance and delivery of the Back-to-Back Letters of Credit, the Existing Revolving Lenders shall have no further obligations with respect to the Existing Letters of Credit.

     (iv) The Back-to-Back Letters of Credit are exclusively for the benefit of the Fronting Banks and shall not be subject to the rights of any other Person and shall remain in place for so long as any Existing Letter of Credit remains outstanding (including all renewals or extensions thereof).

     (v) The Borrower agrees to pay (A) to each Fronting Bank, such fees and charges in connection with the processing of the Existing Letters of Credit as are customarily imposed by such Fronting Bank from time to time in connection with letter of credit transactions in the amounts, at the times and in such manner as shall be specified by such Fronting Bank in accordance with its judgment reasonably exercised, (B) to CIBC, as issuer of the Existing Standby Letters of Credit, for its account, a fronting fee in respect of each Existing Standby Letter of Credit, for the period from and including the date of issuance of such Existing Standby Letter of Credit to and including the date of termination of such Existing Standby Letter of Credit, computed at a rate of 0.125% per annum on the daily average of the aggregate undrawn stated amount of all outstanding Existing Standby Letters of Credit; provided, however, that, such rate shall be computed at a rate of 0.250% per annum on the daily average of the aggregate undrawn stated amount of all outstanding Existing Standby Letters of Credit if any Existing Standby Letters of Credit are outstanding on or after February 29, 2000 and (C) to U.S. Bank National Association, as issuer of the Existing Documentary Letters of Credit, for its account, a fronting fee in respect of Existing Documentary Letters of Credit computed at a rate to be determined by such Fronting Bank from time to time in its judgment reasonably exercised.

All fees described above shall be payable to the Fronting Banks at times to be determined by the relevant Fronting Bank in its judgment reasonably exercised. All fees shall be paid in immediately available funds. Once paid, none of the fees shall be refundable under any circumstances.

Section 2.3.      Interest on Loans.

     (a) Subject to the provisions of subsection (c) below and Section 2.4, each Term Loan which is an ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Alternate Base Rate plus 1-1/2%.

     (b) Subject to the provisions of subsection (c) below and Section 2.4, each Term Loan which is a Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBOR Rate for such Interest Period in effect for such Term Loan plus 2-1/2%.

     (c) Subject to Section 2.4, if the Borrower fails to reduce the principal amount of the Term Loans in an aggregate amount of no less than $10,000,000 by December 31, 2000 with the Net Cash Proceeds from the sale, refinancing or sale-leaseback of any Property of the type described in item (i)(B) of the definition of CIBC Collateral (and which is permitted under this Agreement), then, from and after January 1, 2001 (i) each Term Loan which is an ABR Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Alternate Base Rate plus 1-3/4%; and (ii) each Term Loan which is a Eurodollar Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal, during each Interest Period applicable thereto, to the Adjusted LIBOR Rate for such Interest Period in effect for such Term Loan plus 2-3/4%.

     (d) Accrued interest on all Terms Loans shall be payable in arrears on each Interest Payment Date applicable thereto, on the Maturity Date, after the Maturity Date on demand, and upon any repayment or prepayment thereof (on the amount prepaid).

Section 2.4.      Default Interest.

     (a) If the Borrower shall default in the payment of the principal of or interest on any Term Loan or in the payment of any other amount becoming due hereunder, whether at stated maturity, by acceleration or otherwise or, if any such amount shall be outstanding at the time of the occurrence of any Event of Default specified in Section 7.1(e) or (f), the Borrower shall pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (i) in the case of (A) Term Loans which are ABR Loans, and
(B) all other amounts due  hereunder,  the  Alternate  Base Rate plus 3-1/2% and
(ii) in the case of Term Loans which are Eurodollar Loans, the Adjusted LIBOR Rate in effect for such Term Loans plus 4-1/2%; provided, that if the Borrower shall have failed to reduce the principal amount of the Term Loans in an aggregate amount of not less than $10,000,000 by December 31, 2000 with the Net Cash Proceeds from the sale, refinancing or sale-leaseback of any Property of the type described in item (i)(B) of the definition of CIBC Collateral (and which is permitted under this Agreement), then, from and after January 1, 2001, the Borrower shall pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (iii) in the case of (A) Term Loans which are ABR Loans, and (B) all other amounts due hereunder, the Alternate Base Rate plus 3-3/4% and (iv) in the case of Term Loans which are Eurodollar Loans, the Adjusted LIBOR Rate in effect for such Term Loans plus 4-3/4%.

     (b) Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively, the "Other Amounts"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Term Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Term Lender in accordance with applicable law, the rate of interest payable to such Term Lender, together with all Other Amounts payable to such Term Lender, shall be limited to the Maximum Rate.

Section 2.5. Alternate Rate of Interest. In the event, and on each occasion, that on or prior to the first day of any Interest Period for a Eurodollar Loan, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that reasonable means do not exist for ascertaining the applicable Adjusted LIBOR Rate, the Agent shall, as soon as practicable thereafter, give written or telegraphic notice of such determination to the Borrower and the Lenders, and any request by the Borrower for a Borrowing of Eurodollar Loans (including pursuant to a refinancing with Eurodollar Loans) pursuant to Section 2.6 shall be deemed a request for a Borrowing of ABR Loans. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Borrowing of Eurodollar Loans shall be deemed to be a request for a Borrowing of ABR Loans.

Section 2.6. Refinancing of Loans. Except as contemplated by Section 2.4, Loans shall be either ABR Loans or Eurodollar Loans as the Borrower may request subject to and in accordance with this Section; provided, that all Term Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Loans of the same Type. With respect to the conversion of any Term Loans, each Term Lender may convert any Term Loans with respect to any Eurodollar Loan or ABR Term Loan by causing any Lending Office of such Term Lender to convert such Term Loan; provided, that any such use of a Lending Office shall not affect the obligation of the Borrower to repay such Term Loan in accordance with the terms hereof. Each Term Lender shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a Lending Office which will not result in the payment of increased costs by the Borrower pursuant to Section 2.9. Subject to the other provisions of this Section, Borrowings of Loans of more than one Type may be incurred at the same time; provided, that no more than five (5) Borrowings of Eurodollar Loans may be outstanding at any time. The Borrower shall have the right, at any time, on three Business Days prior irrevocable notice to the Agent, substantially in the form of Exhibit E hereto (which notice, to be effective, must be completed and received by the Agent not later than 12:00 noon, New York City time, on the third Business Day preceding the date of any refinancing), (x) to refinance any outstanding Borrowing or Borrowings of Loans of one Type (or a portion thereof) with a Borrowing of Loans of the other Type or (y) to continue an outstanding Borrowing of Eurodollar Loans for an additional Interest Period, subject to the following:

     (a) as a condition to the refinancing of ABR Loans with Eurodollar Loans and to the continuation of Eurodollar Loans for an additional Interest Period,
(i) no Default or Event of Default shall have occurred and be continuing at the time of such refinancing or continuation and (ii) at the time of such refinancing or continuation, all representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects;

     (b) if less than a full Borrowing of the Loans shall be refinanced, such refinancing shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising such Borrowing held by such Lenders immediately prior to such refinancing;

     (c) the aggregate principal amount of Loans being refinanced shall be at least $1,000,000; provided, that no partial refinancing of a Borrowing of Eurodollar Loans shall result in the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000 in aggregate principal amount;

     (d) each Lender shall effect each refinancing by applying the proceeds of its new Eurodollar Loan or ABR Loan, as the case may be, to its Loan being refinanced;

     (e) the Interest Period with respect to a Borrowing of Eurodollar Loans effected by a refinancing or in respect to the Borrowing of Eurodollar Loans being continued as Eurodollar Loans shall commence on the date of refinancing or the expiration of the current Interest Period applicable to such continuation of Eurodollar Loans, as the case may be; and

     (f) a Borrowing of Eurodollar Loans may be refinanced only on the last day of an Interest Period applicable thereto.

In the event that the Borrower shall not give notice to refinance any Borrowing of Eurodollar Loans, or to continue such Borrowing as Eurodollar Loans, or shall not be entitled to refinance or continue such Borrowing as Eurodollar Loans, in each case as provided above, such Borrowing shall automatically be refinanced with a Borrowing of ABR Loans at the expiration of the then-current Interest Period. The Agent shall, after it receives notice from the Borrower, promptly give each Lender notice of any refinancing, in whole or part, of any Loan made by such Lender.

Section 2.7.      Mandatory Prepayments.

     (a) Unless otherwise provided herein, upon receipt by the Borrower of any Net Cash Proceeds from the sale, lease or other disposition (including as a result of Condemnation (as defined in the Mortgages)) of any CIBC Collateral (other than the sale, lease or other disposition of assets subject to the Liens granted to Fortress pursuant to the Fortress Loan Documents to the extent that the Net Cash Proceeds thereof are applied solely to repay the Fortress Real Estate Financing), then 100% of such Net Cash Proceeds shall be immediately paid to the Agent for the account of the Lenders, and applied as provided in Section 2.7(d); provided, that in the case of any fiscal year, the provisions of this subsection (a) shall be applicable to the Net Cash Proceeds from the sale(s) of Equipment and Vehicles which constitute CIBC Collateral only if and to the extent that the aggregate amount of the Net Cash Proceeds from such sale(s) received in such fiscal year exceeds $1,000,000.

     (b) The Borrower shall, from time to time until payment in full of the Term Loans and the termination of this Agreement, within 10 days following the receipt by the Borrower (or by the Agent as loss payee) of any payment of proceeds of any insurance (other than business interruption insurance) required to be maintained pursuant to this Agreement on account of each separate loss, damage or injury in excess of $1,000,000 to any tangible property of the Borrower or any of its Subsidiaries, to the extent such property constitutes CIBC Collateral (unless no Default or Event of Default shall have occurred and be continuing and such proceeds (or any portion thereof) shall have been expended or irrevocably committed by the Borrower to repair or replace such property within 24 months of such loss, damage or injury and the Borrower shall have furnished to the Agent evidence satisfactory to the Agent of such expenditure or commitment and shall have certified to the Agent that such proceeds (or such proceeds together with other funds available to the Borrower) are sufficient to repair or replace such property, pending which the Agent shall hold such proceeds), apply or, to the extent the Agent is loss payee under any insurance policy, irrevocably direct the Agent to apply, an amount equal to 100% (or such lesser percentage which represents that portion of such proceeds not expended or committed pursuant to the immediately preceding parenthetical phrase) of such insurance proceeds as provided in Section 2.7(d); provided, that if an Event of Default shall have occurred and be continuing, all proceeds of insurance required to be maintained pursuant to this Agreement relating to the CIBC Collateral which would otherwise be payable to the Borrower shall be paid to the Agent and held or applied pursuant to Section 7.2; provided, however, that with respect to tangible property subject to any Lien permitted under this Agreement (including, without limitation, any Congress Financial Collateral), no such prepayment or reduction shall be required to the extent that this Section would require an application of insurance proceeds that would violate or breach any of the provisions of the instruments or documents under which such Lien arises or which governs the application of proceeds.

     (c) If the Borrower incurs any Permitted Refinancing Debt with respect to the Fortress Real Estate Financing, the Borrower shall, not later than the second Business Day after the incurrence thereof, pay to the Agent an amount equal to the excess, if any, of the Net Cash Proceeds of such Permitted
Refinancing Debt over the aggregate amount of the Debt so refinanced, which excess Net Cash Proceeds shall be applied as provided in Section 2.7(d).

     (d) If, contemporaneously with the payment of any amounts required under this Section 2.7, no Default or Event of Default shall have occurred and be continuing, the amounts paid under this Section shall be applied to the prepayment of the principal of the Term Loans in the inverse order of maturity. If a Default or Event of Default shall have occurred and be continuing, then the amounts paid under this Section shall be applied in accordance with Section 7.2.

     (e) Each prepayment of the Term Loans pursuant to this Section shall be accompanied by payment of accrued and unpaid interest on the amount prepaid to the date of prepayment and any amounts payable pursuant to Section 2.8.

Section 2.8.      Optional Prepayment of Loans; Reimbursement of Lenders.

     (a) The Borrower shall have the right at any time and from time to time to prepay any Term Loans, in whole or in part, (x) with respect to Eurodollar Loans, upon at least three Business Days' prior written, telex or facsimile notice to the Agent and (y) with respect to ABR Loans on the same Business Day if written, telex or facsimile notice is received by the Agent prior to 12:00 noon, New York City time, and thereafter upon at least one Business Days prior written, telex or facsimile notice to the Agent; provided, that (i) with respect to Eurodollar Loans, each such partial prepayment shall be in integral multiples of $5,000,000, (ii) with respect to ABR Loans, each such partial prepayment shall be in integral multiples of $1,000,000, (iii) no prepayment of Eurodollar Loans shall be permitted pursuant to this Section other than on the last day of an Interest Period applicable thereto unless the Borrower pays breakage costs as provided in Section 2.8(b)(i), and (iv) no partial prepayment of a Borrowing of Eurodollar Loans shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000. Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid (and, in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which made), shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein. The Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Lender of the principal amount of the Term Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

     (b) The Borrower shall reimburse each Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released resulting from any prepayment (for any reason whatsoever, including, without limitation, refinancing with ABR Loans) of any Eurodollar Loan required or permitted under this Agreement, if such Term Loan is prepaid other than on the last day of the Interest Period for such Term Loan. Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBOR Rate for such Term Loan, for the period from the date of such payment or failure to borrow to the last day in the case of a payment or refinancing with ABR Loans other than on the last day of the Interest Period for such Term Loan, of the then current Interest Period for such Term Loan, over (B) the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. Each Term Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender (which shall be conclusive absent manifest error).

     (c) In the event the Borrower fails to prepay any Term Loan on the date specified in any prepayment notice delivered pursuant to Section 2.8(a), the Borrower on demand by any Term Lender shall pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment, but without duplication of any amounts paid under Section 2.8(b). Each Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender (which shall be conclusive absent manifest error).

     (d) Any partial prepayment of the Term Loans by the Borrower pursuant to this Section shall be applied to prepayment of the principal of the Term Loans in the inverse order of maturity.

Section 2.9.      Reserve Requirements; Change in Circumstances.

     (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan made by such Lender or any fees or other amounts payable hereunder (other than changes in respect of Taxes, Other Taxes and taxes imposed on, or measured by, the net income or overall gross receipts or franchise taxes of such Lender by the jurisdiction in which such Lender has its principal office or in which the applicable Eurodollar Lending Office for such Eurodollar Loan is located or by any political subdivision or taxing authority therein, or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which such Lender would not be subject to tax but for the execution and performance of this Agreement), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBOR Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or the Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender in accordance with paragraph (c) below such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

     (b) If any Lender shall have determined that the applicability of any change in any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Base Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption or effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Lending Office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Term Loans made by such Lender pursuant hereto, to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into account such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

     (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered to it within 10 days after its receipt of the same. Any Lender receiving any such payment shall promptly make a refund thereof to the Borrower if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable.

     (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or any reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

Section 2.10.     Change in Legality.

     (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for a Lender to make or maintain a Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan or (y) at any time any Lender determines that the making or continuance of any of its Eurodollar Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in such market, then, by written notice to the Borrower, such Lender may (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Lender shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

     (b) For purposes of this Section, a notice to the Borrower by any Lender pursuant to paragraph (a) above shall be effective, if any Eurodollar Loans shall then be outstanding, on the last day of the then-current Interest Period for such Eurodollar Loans (if lawful); otherwise, such notice shall be effective on the date of receipt by the Borrower.

Section 2.11. Pro Rata Treatment, etc. All payments and repayments of principal and interest in respect of the Term Loans (except as provided in Sections 2.9 and 2.10) shall be made pro rata among the Lenders in accordance with the then outstanding principal amount of the Term Loans held by such Lenders hereunder. All payments by the Borrower hereunder shall be (i) net of any tax applicable to the Borrower and (ii) made in Dollars in immediately available funds at the office of the Agent by 12:00 noon, New York City time, on the date on which such payment shall be due. Interest in respect of any Term Loan hereunder shall accrue from and including the date of such Term Loan to but excluding the date on which such Term Loan is paid in full or converted to a Term Loan of a different Type.

Section 2.12.     Taxes.

     (a) Any and all payments by the Borrower hereunder shall be made free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on or measured by the net income or overall gross receipts of the Agent or any Lender (or any transferee or assignee thereof,  including  a  participation  holder (any such  entity  being  called a
"Transferee")) and franchise taxes imposed on the Agent or any Lender (or Transferee) by the United States or any jurisdiction under the laws of which the Agent or any such Lender (or Transferee) is organized or in which the applicable Lending Office of any such Lender (or Transferee) is located or any political subdivision thereof or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which the Agent or such Lender would not be subject to tax but for the execution and performance of this Agreement and (ii) taxes, levies, imposts, deductions, charges or withholdings ("Amounts") with respect to payments hereunder to a Lender (or Transferee) in accordance with laws in effect on the later of the date of this Agreement and the date such Lender (or Transferee) becomes a Lender (or Transferee, as the case may be), but not excluding, with respect to such Lender (or Transferee), any increase in such Amounts solely as a result of any change in such laws occurring after such later date or any Amounts that would not have been imposed but for actions (other than actions contemplated by this Agreement) taken by the Borrower after such later date (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders (or any Transferee) or the Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender (or Transferee) or the Agent(as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower agrees to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges, assessments or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

     (c) The Borrower will indemnify each Lender (or Transferee) and the Agent for the full amount of Taxes and Other Taxes paid by such Lender (or Transferee) or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Lender (or Transferee) or the Agent, as the case may be, makes written demand therefor. If a Lender (or Transferee) or the Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Lender (or Transferee) or the Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund to the Borrower (to the extent of amounts that have been paid by the Borrower under this Section with respect to such refund plus interest that is received by the Lender (or Transferee) or the Agent as part of the refund), net of all out-of-pocket expenses of such Lender (or Transferee) or the Agent and without additional interest thereon; provided, that the Borrower, upon the request of such Lender (or Transferee) or the Agent, agrees to return such refund (plus penalties, interest or other charges) to such Lender (or Transferee) or the Agent in the event such Lender (or Transferee) or the Agent is required to repay such refund. Nothing contained in this subsection (c) shall require any Lender (or Transferee) or the Agent to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential).

     (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender (or Transferee) or the Agent, the Borrower will furnish to the Agent, at its address referred to on the signature pages hereof, the original or a certified copy of a receipt evidencing payment thereof.

     (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section shall survive the payment in full of the principal of and interest on all Loans made hereunder and all other amounts due hereunder.

     (f) Each Lender (or Transferee) that is organized under the laws of a jurisdiction outside the United States shall, if legally able to do so, prior to the immediately following due date of any payment by the Borrower hereunder, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including
(A) Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, and (B) Internal Revenue Service Form 1001 or Form 4224, or successor applicable form, as the case may be, and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such Lender (or Transferee) establishing that such payment is (i) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such Lender (or Transferee) of a trade or business in the United States or (ii) totally exempt from United States Federal withholding tax or subject to a reduced rate of such tax under a provision of an applicable tax treaty. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that such payments hereunder are not subject to United States Federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate.

     (g) The Borrower shall not be required to pay any additional amounts to any Lender (or Transferee) in respect of United States Federal withholding tax pursuant to subsection (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or Transferee) to comply with the provisions of subsection (f) above.

     (h) Any Lender (or Transferee) claiming any additional amounts payable pursuant to this Section shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise materially disadvantageous to such Lender (or Transferee).

Section 2.13. Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, the Agent and each of the other Secured Parties is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any and all other indebtedness at any time owing by such Secured Party to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether or not such Secured Party shall have made any demand under any Loan Document and although such obligations may be unmatured. Each Secured Party agrees promptly to notify the Borrower after any such set-off and application made by such Secured Party; provided, that the failure to give such notice shall not affect the validity of such set-off and application. Subject to Section 2.14, the rights of each Secured Party under this Section are in addition to other rights and remedies which such Secured Party may have upon the occurrence and during the continuance of any Event of Default.

Section 2.14. Sharing of Setoffs. Each Secured Party agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any Subsidiary, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Secured Party under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Secured Obligations, and the payment received is of a proportion of the aggregate amount of principal and interest due with respect to the Loans held by it or other Secured Obligations owing to it which is greater than the proportion received by any other such Secured Party in respect of the Loans held by such other Secured Party and the other Secured Obligations owing to it, the Secured Party receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Secured Parties and/or the other Secured Obligations owing to them, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Lenders or the other Secured Obligations owing to the Secured Parties shall be shared by the Secured Parties pro rata; provided, that nothing in this Section shall impair the right of any Secured Party to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness existing hereunder or the other Secured Obligations owing to it; provided, that if any such non-pro rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest); provided further, that notwithstanding anything to the contrary contained in this Section, the Existing Cash Management Bank shall be entitled to retain any payments it receives in respect of its Cash Management Obligations if any, or in respect of any cash management services provided to the Borrower after the Effective Date, in each case as a result of exercising any right of set-off or any similar right; and provided further, that all references to "Secured Obligations" in this Section shall mean all Secured Obligations other than pursuant to Sections 2.9, 2.12, 8.6, 9.5 and 9.6 and any incremental Secured Obligations arising pursuant to Section 2.10. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding (or deemed to be holding) a participation in the unpaid amount of a Secured Obligation may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender, as fully as if such Lender was the original obligee in connection with such obligation, in the amount of such participation.

Section 2.15. Release of Secured Parties. For the benefit of the Secured Parties, the Borrower hereby expressly releases and discharges the Secured Parties and the Secured Parties' direct and indirect Subsidiaries and Affiliates, together with each of their present and former shareholders, present and former officers, directors, agents and employees and each of their present and former attorneys, advisors, consultants, attorneys-in-fact, experts and other professional persons and representatives whether presently or formerly retained by attorneys for the Secured Parties or by the Secured Parties themselves, and the predecessors, successors and assigns of all or any of them (collectively, the "Releasees") from any and all manner of actions, claims, causes of action, suits, proceedings, debts, dues, sums of money, accounts,accountings,reckonings,demands, liabilities, losses, damages, acts, omissions, misfeasances, malfeasances, promises, breaches of contract, breaches of duty, breaches of relationship, and all other controversies of every type, kind, nature, description or character (all of the foregoing, collectively, the "Claims") whatsoever, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, and whether based upon facts now known or unknown, direct or derivative, in law, admiralty, equity or bankruptcy, against the Releasees, or any of them, which the Borrower, its Subsidiaries or their Affiliates and the predecessors, successors or assigns of any or all of them, ever jointly or individually had, now have or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to and including the Effective Date, directly or indirectly arising from or relating in any way to any and all transactions, relationships, or dealings relating in any way, directly or indirectly, to the Existing Credit Agreement, any of the other Existing Agreements, the Existing Cash Management Agreements, as well as any agreements entered into, or notes, or other documents executed, in connection with the Existing Credit Agreement or any of the other Existing Agreements, the Existing Cash Management Agreements or as an adjunct or supplement thereto, and any prior agreements pursuant to which the Secured Parties (or any of them or their respective predecessors or successors) made (or did not make) loans or extensions of credit or any services or accommodations of any type or kind whatsoever available to or on behalf of the Borrower.

SECTION 3.        REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to each of the Agent, the Lenders and the other Secured Parties as follows:

Section 3.1. Organization and Authority. The Borrower (i) as of the Effective Date, is a corporation duly organized and validly existing under the laws of the State of Delaware and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect, (ii) has the requisite corporate power and authority to effect the transactions contemplated hereby and by the other Loan Documents to which it is a party, and (iii) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted.

Section 3.2. Due Execution. The execution, delivery and performance by the Borrower of each of the Loan Documents to which it is a party (i) are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not (A) contravene the charter or by-laws of the Borrower, (B) violate any law (including, without limitation, the Securities

Exchange Act of 1934) or regulation (including, without limitation, Regulations G, T, U or X of the Board, or any order or decree of any court or governmental instrumentality, (C) violate or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust entered into as of the Effective Date or any material lease, agreement or other instrument entered into as of the Effective Date binding on the Borrower, any of its Subsidiaries or any of its properties, or (D) result in or require the creation or imposition of any Lien upon any of the property of the Borrower or any of its Subsidiaries other than the Liens granted pursuant to this Agreement and the other Loan Documents; and do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority. This Agreement has been duly executed and delivered by the Borrower. This Agreement and each of the other Loan Documents to which the Borrower is a party, on and after the Effective Date, will be legal, valid and binding obligations of the Borrower, enforceable against the Borrower, in accordance with their respective terms.

Section 3.3. Statements Made. The information that has been delivered in writing by the Borrower to any of the Secured Parties in connection with any Loan Document, and any financial statement delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections), contain no untrue statement of a material fact and do not omit to state a material fact necessary to make such statements not misleading; and, to the extent that any such information constitutes projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by the Borrower to be reasonable at the time such projections were furnished.

Section 3.4. Financial Statements. The Borrower has furnished the Lenders with copies of (i) the audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries for the fiscal year ended November 30, 1998, accompanied by an unqualified opinion of KPMG Peat Marwick LLP and (ii) the unaudited consolidated financial statements of the Borrower and its Consolidated Subsidiaries for the nine month period ended August 30, 1999. Such financial statements present fairly the financial condition, the results of operations and cash flows of the Borrower and its Consolidated Subsidiaries on a consolidated basis as of such dates and for such periods; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Borrower and its Consolidated Subsidiaries as of the dates thereof required to be disclosed by GAAP, and such financial statements were prepared in a manner consistent with GAAP, subject (in the case of such nine month statements) to normal year end adjustments. No Material Adverse Effect has occurred since November 28, 1998.

Section 3.5. Ownership. As of the date hereof, Lumberjack, which is wholly-owned by the Borrower, is the only direct or indirect Subsidiary of the Borrower, is inactive and has no significant assets.

Section 3.6. Liens. Except for Liens existing on the Effective Date as reflected on Schedule 3.6, there are no Liens of any nature whatsoever on any assets of the Borrower other than: (i) Liens granted pursuant to the Existing Agreements;
(ii) Permitted Liens; and (iii) Liens granted under the Loan Documents in favor of the Secured Parties. Neither the Borrower nor its Subsidiaries is a party to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any CIBC Collateral or Available Property or otherwise result in a violation of this Agreement other than the Liens granted to the Secured Parties as provided for in this Agreement and the other Loan Documents.

Section 3.7. Compliance with Law. Neither the Borrower nor its Subsidiaries is, to the best of the Borrower's knowledge, in violation of any Requirement of Law, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority the violation of which, or a default with respect to which, would have a Material Adverse Effect.

Section 3.8. Insurance. All policies of insurance of any kind or nature owned by or issued to the Borrower, including, without limitation, insurance policies with respect to life, fire, theft, product liability, business interruption, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of the size and character of the Borrower.

Section 3.9. Litigation. Except as set forth on Schedule 3.9, there are no unstayed actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, its Subsidiaries or any of its properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which is reasonably likely to be determined adversely to the Borrower and, if so determined adversely to the Borrower, would have a Material Adverse Effect.

Section 3.10. Investment Company Act, etc. Neither the Borrower nor any of its Subsidiaries will be after giving effect to the transactions contemplated hereby
(x) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended or (y) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed or guarantee such indebtedness as contemplated hereby or by any of the other Loan Documents.

Section 3.11. Tax Returns and Payments. The Borrower and each of its Subsidiaries have filed all federal income tax returns and all other material tax returns and reports, domestic and foreign, required to be filed by it and have paid all material taxes, assessments, fees and other governmental charges payable by it which have become due, other than those not yet delinquent. The Borrower and each of its Subsidiaries have paid, or have provided adequate reserves for the payment of, all material federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof. There is no proposed tax assessment against the Borrower or any of its Subsidiaries which could, if the assessment were made, reasonably be expected to have a Material Adverse Effect. The last closed tax year of the Borrower and its Consolidated Subsidiaries is the fiscal year ended November 27, 1993.

Section 3.12.     ERISA.

     (a) No ERISA Event has occurred or is expected to occur with respect to any Plan in any fiscal year of the Borrower that would result in any liability of the Borrower or any Subsidiary in excess, together with the amount of all other liabilities of the Borrower and its Subsidiaries which would result from all other ERISA Events that have occurred or are expected to occur with respect to Plans during such fiscal year, of $3,000,000.

     (b) Schedule B (Actuarial Information to the annual report (Form 5500 series)) most recently completed with respect to each Plan, copies of which have been filed with the Internal Revenue Service and delivered to the Agent, is complete and accurate in all material respects and to the best knowledge of the Borrower represents a reasonable estimate of the funding status and financial condition of such Plan as of the date of such report, and, since the date of such Schedule B, to the best knowledge of the Borrower there has been no change in such funding status or financial condition that could reasonably be expected to have a Material Adverse Effect.

     (c) Neither the Borrower, nor any Subsidiary nor any ERISA Affiliate of either of them has incurred, or is expected to incur, any Withdrawal Liability to Multiemployer Plans in excess in any fiscal year of the Borrower, of $3,000,000 in the aggregate for the Borrower, its Subsidiaries and the ERISA Affiliates of any of them.

     (d) Neither the Borrower, nor any Subsidiary nor any ERISA Affiliate of either of them has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and to the best knowledge of the Borrower, no Multiemployer Plan is expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA, in either case where all such reorganization or terminations would result in any liability in any fiscal year of the Borrower in excess of $3,000,000 in the aggregate for the Borrower, its Subsidiaries and the ERISA Affiliates of any of them.

     (e) With respect to each plan of the Borrower or any Subsidiary which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and which is intended to qualify under Section 401 of the Code, a favorable determination letter has been received from the Internal Revenue Service stating that such plan so qualifies, and nothing has occurred since the date of the issuance of such determination letter which would cause such plan to cease to qualify under Section 401 of the Code.

     (f) None of the transactions contemplated by the Loan Documents or by any plan of the Borrower or any Subsidiary which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA constitutes a prohibited transaction as such term is defined in Section 406 of ERISA or Section 4975 of the Code.

     (g) Neither the Borrower, nor any Subsidiary, nor any ERISA Affiliate of any of them, nor any fiduciary of any plan of the Borrower or any Subsidiary which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA, has engaged in any transaction in violation of Section 404 of ERISA, which has resulted or could reasonably be expected to result in any liability in excess of $3,000,000 in the aggregate for the Borrower, its Subsidiaries and the ERISA Affiliates of any of them.

     (h) Neither the Borrower, nor any Subsidiary, nor any ERISA Affiliate of any of them, nor any plan of the Borrower or any Subsidiary which is an "employee benefit plan" within the meaning of Section 3(3) of ERISA or fiduciary thereof, is a party to any litigation relating to or seeking benefits from any such plan, nor does there exist one or more facts or events which could form the basis for any such litigation, where such litigation could reasonably be expected to result in any liability in excess of $3,000,000 in the aggregate for the Borrower, its Subsidiaries and the ERISA Affiliates of any of them.

     (i) No event has occurred, in connection with which the Borrower, any Subsidiary or any ERISA Affiliate of any of them, could be subject to any material liability under any statute, regulation or governmental order relating to any plan of the Borrower or any Subsidiary which is an "employee benefit plan" within the meaning of Section 3(3) of ERISA or pursuant to any obligation of the Borrower, any Subsidiary or any ERISA Affiliate to indemnify any Person against any liability incurred under any such statute, regulation or order as they relate to any such plan, which could reasonably be expected to result in any liability in excess of $3,000,000 in the aggregate for the Borrower, its Subsidiaries and the ERISA Affiliates of any of them.

     (j) Except as set forth in Schedule 3.12 or as disclosed in the Borrower's 1998 Annual Report, neither the Borrower, nor any Subsidiary, nor any ERISA Affiliate of any of them, nor any "employee benefit plan" within the meaning of
Section 3(3) of ERISA maintained by the Borrower, any Subsidiary or any ERISA Affiliate of any of them has any present or future obligation to make any payment to or with respect to any present or former employee, officer, director or agent of the Borrower, any Subsidiary, or any ERISA Affiliate of any of them pursuant to any retiree medical benefit plan, or other retiree welfare benefit plan (and the aggregate liability of the Borrower, its Subsidiaries and the ERISA Affiliates of any of them in respect of all obligations disclosed on
Schedule 3.12 or in the Borrower's 1998 Annual Report does not exceed $22,000,000), and no condition exists which would prevent the Borrower, any Subsidiary or any ERISA Affiliate of any of them from amending or terminating any such benefit plan or "employee benefit plan" within the meaning of Section 3(3) of ERISA.

     (k) Each welfare benefit plan which covers or has covered present or former employees, officers, directors or agents of the Borrower, any Subsidiary, or any ERISA Affiliate of any of them and which is a "group health plan" as defined in Section 607(1) of ERISA, has been operated at all times in compliance with provisions of Part 6 of Title I of ERISA and Sections 162(k) and 4980B of the Code.

Section 3.13. Good Title to Properties. Each of the Borrower and its Subsidiaries has good and marketable title to substantially all its properties and assets, including, without limitation, the CIBC Collateral, subject to no Liens, except such as would be permitted under Section 6.1.

Section 3.14. Labor Matters. Neither the Borrower nor any Subsidiary has experienced any strike, labor dispute, slowdown or work stoppage due to labor disagreements which could reasonably be expected to have a Material Adverse Effect, and to the best knowledge of the Borrower, there is no such strike, dispute, slowdown or work stoppage threatened against the Borrower or any Subsidiary.

Section 3.15. Environmental Matters. To the best of the Borrower's knowledge after due inquiry, except as set forth on Schedule 3.15:

     (a) the Property does not contain any Hazardous Substance in amounts or concentrations which (i) constitute a violation of, or (ii) could reasonably give rise to liability under, any Environmental Law except in either case insofar as such violation or liability, or any aggregation thereof, could not reasonably be expected to result in a Material Adverse Effect;

     (b) the Property and all operations at the Property and operations of Borrower and its Subsidiaries are in compliance, and have in the last three years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at or under the Property, or violation of any Environmental Law with respect to the Property, the operations at the Property or the operations of the Borrower and its Subsidiaries, which could reasonably be expected to result in a Material Adverse Effect;

     (c) neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, noncompliance, liability or potential liability regarding environmental matters or compliance with any Environmental Law with regard to any of the Property, the operations at the Property or the Borrower's or any of its Subsidiaries' operations, nor does the Borrower or such Subsidiary have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that could reasonably be expected to result in a Material Adverse Effect;

     (d) Hazardous Substances have not been transported or disposed of from any of the Property by the Borrower or any of its Subsidiaries in violation of, or in a manner or to a location which could reasonably give rise to liability under, any Environmental Law, nor have any Hazardous Substances been generated, treated, stored (other than materials stored in the normal course of its retail business in accordance with all applicable laws) or disposed of at, on or under any of the Property in violation of, or in a manner that could reasonably give rise to liability under, any applicable Environmental Law except insofar as any such violation or liability referred to above, or any aggregation thereof, could not reasonably be expected to result in a Material Adverse Effect;

     (e) no judicial proceedings or governmental or administrative action is pending or, to the knowledge of the Borrower after due inquiry, threatened, under any Environmental Law to which the Borrower is or will be named as a party with respect to the Property, the operations at the Property or the operations of the Borrower or any of its Subsidiaries, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Property or such operations except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, could not reasonably be expected to result in a Material Adverse Effect;

     (f) there has been no Release or threat of Release of any Hazardous Substance at, to, on, in, under or from the Property, or arising from or related to the operations of the Property or the operations of the Borrower or any of its Subsidiaries in connection with the Property or otherwise in connection with such operations in violation of or in amounts or in a manner that could reasonably give rise to liability under any Environmental Law, except insofar as any such violation or liability referred to above, or any aggregation thereof, could not reasonably be expected to result in a Material Adverse Effect;

     (g) No Property is a current, or to the knowledge of the Borrower or any of its Subsidiaries, proposed Environmental Clean-up Site;

     (h) There are no (1) underground storage tanks (active or abandoned),  (2)
polychlorinated   biphenyl  containing  equipment,  or  (3)  asbestos-containing material at any Property; and

     (i) The Borrower and its Subsidiaries hold all Environmental Permits required for their respective operations and the Borrower and its Subsidiaries are in compliance with the terms and conditions of such Environmental Permits, except to the extent the failure to hold or comply with such Environmental Permits could not reasonably be expected to result in a Material Adverse Effect.

Section 3.16. Location and Divisions of the Borrower. As of the Effective Date, all of the Borrower's stores, warehouses, distribution centers, offices, headquarters and any other operating and organizational facilities and premises are listed on Schedule 3.16. The Borrower uses each of the division names set forth on Schedule 3.16 only in the states listed below each such name, and the Borrower does not do business under any names other than its own and the names of such divisions.

Section 3.17. Solvency. On and as of the Effective Date, after giving effect to the transactions contemplated herein and the transactions contemplated in the Congress Facility Agreement (including the loans incurred or to be incurred by the Borrower and the Liens created, or to be created, in connection therewith):
(a) the Borrower has no reason to believe that any final judgments against the Borrower or any affected Subsidiary in actions for money damages with respect to pending or threatened litigation will be rendered at a time when, or in an amount such that, the Borrower or such affected Subsidiary will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) and the cash available to the Borrower and its Subsidiaries, after taking into account all other anticipated uses of the cash of the Borrower and its Subsidiaries (including the payments on or in respect of debt referred to in clause (c) of this Section), is anticipated to be sufficient to pay all such judgments promptly in accordance with their terms; (b) the sum of the present fair saleable value of the assets of the Borrower and its Subsidiaries will exceed the probable liability of the Borrower and its Subsidiaries on their respective debts; (c) neither the Borrower nor any of its Subsidiaries will have incurred or intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received by the Borrower and its Subsidiaries from any source, and of amounts to be payable on or in respect of debts of the Borrower and its Subsidiaries and the amounts referred to in clause (a) of this Section) and the cash available to the Borrower and its Subsidiaries, after taking into account all other anticipated uses of the cash of the Borrower and its Subsidiaries, is anticipated to be sufficient to pay all such amounts on or in respect of debts of the Borrower and its Subsidiaries, when such amounts are required to be paid; and (d) the Borrower and each of its Subsidiaries will have sufficient capital with which to conduct its present and proposed business and the property of the Borrower and each of its Subsidiaries does not constitute unreasonably small capital with which to conduct its present or proposed business. For purposes of this Section, "debt" means any liability on a claim, and "claim" means (i) any right to payment whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured. With respect to clauses (b) and (d) of this Section, with respect to the Borrower, such representations and warranties are made to the best of the knowledge of the Borrower, except that such representations and warranties are made without qualification to the extent that the untruth or inaccuracy of any such representation or warranty would result in a Material Adverse Effect.

Section 3.18. Trademarks, Patents, etc. Each of the Borrower and its Subsidiaries possesses all of the trademarks, copyrights, patents, licenses, or rights in any thereof, adequate in all material respects for the conduct of its business as now conducted and presently proposed to be conducted, without conflict with the rights or, to the best knowledge of the Borrower, any presently claimed rights of others.

SECTION 4.        CONDITIONS TO EFFECTIVENESS AND EXTENSIONS OF CREDIT

Section 4.1. Conditions Precedent. The effectiveness of the amendment and restatement of the Borrower's obligations arising under the Existing Credit Agreement is subject to the following conditions precedent, each of which shall have been satisfied or waived by the Agent (except as otherwise provided in this Section):

     (a) Supporting Documents. The Agent shall have received:

          (i) a copy of the   Borrower's certificate of incorporation, certified
     as of a recent date by the Secretary of State of Delaware;

          (ii) a certificate of the Secretary of State of Delaware, dated as of a recent date, as to the good standing of the Borrower and as to the charter documents on file in the office of the Secretary of State;

          (iii)a certificate of the Secretary or an Assistant Secretary of the Borrower, dated as of a recent date, delivered as part of the Closing Certificate referred to in clause (iv) below and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Borrower as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Borrower authorizing (u) the entry into the Congress Financial Facility and the transactions contemplated thereby, (v) the amendment and restatement of the Existing Credit Agreement on the terms set forth herein, (w) the repayment of the Existing Revolving Loans and any accrued interest, fees, costs and expenses relating thereto and any other amounts owing pursuant to the Existing Credit Agreement, (x) the repayment of $92,000,000 of Existing Term Loans, (y) the issuance of the Back-to-Back Letters of Credit and (z) the execution, delivery and performance in accordance with their respective terms of this Agreement, the other Loan Documents and any other documents required or contemplated hereunder or thereunder, (C) that the certificate of incorporation of the Borrower has not been amended since the date of the certificate of the Secretary of State furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer of the Borrower executing this Agreement, and the other Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of the Borrower as to the incumbency and signature of the officer signing the certificate referred to in this clause
     (iii)); and

          (iv) receipt by the Agent of a closing certificate signed by an executive officer of the Borrower, substantially in the form of Exhibit F (the "Closing

     Certificate"), with appropriate insertions and attachments satisfactory in form and substance to the Agent.

          (b) Agreement.  On or before the Effective  Date, the Agent shall have
received  executed  counterparts  of this Agreement  from each  of the   parties
hereto.

          (c) Congress Facility. On or before the Effective Date, (i) all conditions precedent to the effectiveness of the Congress Facility Agreement shall have occurred or been waived by the applicable party, (ii) Congress Financial shall have funded the loans pursuant thereto, and (iii) the Agent shall have received a duly executed copy of the Congress Facility Agreement which shall be in form and substance satisfactory to the Agent and the Majority Term Lenders.

          (d) Payment Letter and Payment Amount. On or before the Effective Date, the Agent shall have received (i) an executed Payment Letter from the Borrower which shall be in form and substance satisfactory to the Agent and
(ii) the payment of the Payment Amount set forth therein in immediately available and good funds.

          (e) Existing Letters of Credit. On or before the Effective Date, the Back-to-Back Letters of Credit shall have been issued to the relevant Fronting Banks.

          (f) Security and Pledge Agreement. The Borrower shall have duly executed and delivered to the Agent, for its benefit and the benefit of the other Secured Parties, a Second Amended and Restated Security and Pledge Agreement in substantially the form of Exhibit A (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security and Pledge Agreement").

          (g) Financing Statements. The Agent shall have received copies of executed UCC-1 financing statements that will be filed by Congress Financial.

          (h) Vehicles. To the extent not previously provided, the Agent shall have received original certificates of title for Vehicles pledged to the Agent for its benefit and the benefit of the other Secured Parties with the Lien of the Agent noted thereon or accompanied by documentation required to effect the same.

          (i) Opinion of Counsel to the Borrower. The Secured Parties shall have received the favorable written opinion of counsel to the Borrower reasonably acceptable to the Agent, dated the Effective Date, substantially in the form of Exhibit D.

          (j) Payment of Other Amounts. The Borrower shall have paid all accrued and unpaid interest, fees and other amounts owing pursuant to or in connection with the Existing Credit Agreement and in connection with the execution of this Agreement including, but not limited to, all out-of-pocket expenses incurred by the Agent and the Lenders, including (without limitation) the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP ("ML&B"), counsel for the Agent and E&Y Restructuring LLC, financial advisors to ML&B.

          (k) Corporate and Judicial Proceedings. All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Borrower, the Agent and the Lenders contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

          (l) Compliance with Laws. The Borrower shall have granted the Agent access to and the right to inspect all reports, audits and other internal information of the Borrower relating to environmental matters, an any third party verification of certain matters relating to compliance with Environmental Laws requested by the Agent, and the Agent shall be reasonably satisfied that the Borrower and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws and be satisfied with the costs of maintaining such compliance.

          (m) No Material Adverse Change. There shall not have occurred since August 30, 1999, a material adverse change, or development or event involving a prospective change, which, in the reasonable judgment of the Existing Majority Term Lenders have a Material Adverse Effect or could materially adversely affect the rights and remedies of the Agent or any of the other Secured Parties under the Loan Documents, and none of the Agent or any of the other Secured Parties shall have become aware of any theretofore previously undisclosed materially adverse information with respect to the matters described in this clause (m).

          (n) Absence of Litigation. There shall be no actions, suits or proceedings by any Governmental Authority or other Person or investigation by any Governmental Authority or other Person pending or known by the Borrower to be threatened with respect to the Borrower or any of its Subsidiaries or (relating to the transactions contemplated hereunder) the Agent or any of the other Secured Parties which could reasonably be expected to have a Material Adverse Effect; there shall be no judgment, order, injunction or other restraint prohibiting any of the transactions contemplated by any of the Loan Documents.

          (o) Information.    The Agent shall  have  received  such  information
(financial or otherwise) as may be reasonably requested by the Agent.

          (p) No Event of Default.      No Default or Event of  Default (each as
defined in the Existing Credit Agreement) which has not properly been waived in writing shall have occurred and then be continuing.

   (q) Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects.

   (r) Consents. The Borrower shall have obtained all consents and waivers from any Governmental Authority or other Person necessary for the execution, delivery and performance of this Agreement and any other document or transaction contemplated by this Agreement.

   (s) Closing Documents. The Agent shall have received all documents required by this Agreement reasonably satisfactory in form and substance to the Agent and its counsel.

SECTION 5.        AFFIRMATIVE COVENANTS

         From the date hereof and for so long as any Obligation of the Borrower shall remain outstanding or unpaid under this Agreement, the Borrower will, and it will cause each Subsidiary to:

Section 5.1. Financial Statements, Reports, etc. Deliver to the Agent and each of the Lenders:

   (a) as soon as available and in any event within 90 days after the end of each fiscal year, the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year (unless, in accordance with GAAP, such comparative financial statements are not prepared), the consolidated statement of the Borrower and its Consolidated Subsidiaries to be audited for the Borrower by independent public accountants of recognized national standing acceptable to the Majority Lenders an accompanied by an opinion of such accountants (which shall not be qualified in any material respect);

   (b)as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters and within 90 days after the end of the fourth fiscal quarter of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and related consolidated statements of income and cash flows for such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous fiscal year, together with a comparison of such results to the relevant portion of the Annual Budget, each certified by a Financial Officer as fairly presenting the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

   (c)concurrently with any delivery of financial statements under clauses(a) or
(b) above, (i) a certificate of a Financial Officer, substantially in the form of Exhibit G hereto, certifying such statements stating that no Default or Event of Default has occurred, or, if such Default or Event of Default has occurred, specifying the nature, the period of existence and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) a certificate of such accountants accompanying the audited consolidated financial statements delivered under (a) above certifying that, in the course of the regular audit of the business of the Borrower, such accountants have obtained no knowledge that an Event of Default has occurred and is continuing, or if, in the opinion of such accountants, an Event of Default has occurred and is continuing, specifying the nature thereof and all relevant facts with respect thereto;

   (d)within 15 Business Days of the end of each fiscal month(or, in the case of the last fiscal month of the Borrower in each fiscal year, within 45 days), commencing with the fiscal month in which the Effective Date has occurred, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, related statement of income and cash flows showing the financial condition of the Borrower and its Consolidated Subsidiaries and the results of operations as of the close of such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding month and the corresponding portion of the Borrower's previous fiscal year, together with a comparison of such results to the relevant portion of the Annual Budget;

   (e) as soon as practicable, and in any event within 45 days of the Effective Date, a pro forma statement of the Borrower's financial condition as of the Effective Date in form, scope and detail reasonably satisfactory to the Agent;

   (f) within 45 days after the commencement of each fiscal year, a forecast of the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries, by month, for the twelve fiscal months commencing with the first month of such fiscal year (the "Annual Budget"), and not later than 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a narrative discussion by management of the Borrower of the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries for such period, together with a reforecast for the balance of such fiscal year and quarterly balance sheet, income statement and cash flow projections for such period, in all instances in form, scope and detail satisfactory to the Agent;

   (g) promptly upon request therefor by the Agent, copies of all reports submitted by independent public accountants to the Borrower in connection with each annual, interim or special audit of the financial statements of the Borrower and its Consolidated Subsidiaries, including, without limitation, any comment letters submitted by such accountants to management in connection with their annual audit;

(h) forthwith upon becoming aware of (i) any litigation or other proceeding which could reasonably be expected to have a Material Adverse Effect or (ii) any default with respect to any obligation of the Borrower under any agreement, instrument, or other undertaking to which the Borrower or any of its Subsidiaries is a party or by which it or any of its properties is bound or any event or condition which could reasonably be expected to have such a material adverse effect, notice thereof;

(i) promptly upon becoming aware of any Material Adverse Effect since the Effective Date, notice thereof;

(j) (i) promptly and in any event within fifteen (15) days after the Borrower knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, which the Borrower, any Subsidiary or any ERISA Affiliate of either of them proposes to take with respect thereto;

    (ii) promptly and in any event within ten (10) Business Days after receipt thereof by the Borrower or any Subsidiary or any ERISA Affiliate of either of them,copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan; and

    (iii) promptly and in any event within ten (10) Business Days after receipt thereof by the Borrower or any Subsidiary or any ERISA Affiliate of either of them from the sponsor of a Multiemployer Plan, a copy of each notice concerning (1) the imposition of Withdrawal Liability by a Multiemployer Plan, (2) the reorganization or termination, within the meaning of Title IV of ERISA, of any Multiemployer Plan or (3) the amount of liability incurred, or which may be incurred, by the Borrower or any Subsidiary or any ERISA Affiliate of either of them in connection with any event described in clause (1) or (2) above; (11) promptly upon the formation of any Subsidiary, notice thereof;

(k)  promptly upon the formation of any Subsidiary, notice thereof;

(l) promptly upon the release of any Liens or the satisfaction or discharge of all or a portion of the Liens securing the Fortress Real Estate Financing or Liens granted to any other lenders, notice thereof;

(m) promptly upon the merger of any Subsidiary into the Borrower, notice thereof;

(n) promptly upon the opening of any store or other retail location, notice thereof; and, to the extent any Equipment or Vehicles which constitute CIBC Collateral and any replacement of, or substitution for, any of the foregoing is moved or transferred to a location or jurisdiction in which a UCC-1 Financing Statement or Vehicle title certificate with respect to such CIBC Collateral has not been delivered to the Agent, notice thereof and promptly deliver (i) executed UCC-1 Financing Statements on forms then provided by the Agent to the Borrower and/or (ii) new Vehicle
certificates  of  title  reflecting  the Lien of the  Agent for its  benefit and the benefit of the other Secured Parties noted thereon accompanied by documentation required to effect the same.

(o) within five (5) Business Days after any amendment, modification, supplement to or waiver of any provisions of the Congress Facility Documents, the Fortress Loan Documents, the Household Program Documents, or any other material credit arrangements, notice thereof, together with a copy of each such fully executed amendment, modification, supplement or waiver;

(p) without limiting any of the Borrower's other obligations to give notice under the Loan Documents, within fifteen (15) days of the end of each fiscal quarter, furnish to the Agent lists of (i) all Vehicles acquired by the Borrower or any Subsidiary during such quarter, (ii) all Equipment and Vehicles which replaced any Equipment or Vehicles which constituted CIBC Collateral or which was purchased with the sale proceeds (or insurance proceeds) of such Equipment or Vehicles and (iii) all property which became Available Property during such quarter, setting forth in each case the date of acquisition thereof, all certified by a Financial Officer of the Borrower;

(q) promptly, upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

(r) without limiting any of the Borrower's other obligations to give notice under the Loan Documents, within fifteen (15) days of the end of each fiscal quarter, furnish to the Agent a schedule (i) setting forth all Net Cash Proceeds received during such fiscal quarter with respect to CIBC Collateral and (ii) confirming the existence of the credit card and receivables program required to be maintained by the Borrower pursuant to Section 5.8, certified by a Financial Officer of the Borrower;

(s) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or its Subsidiaries, or compliance with the terms of any material loan or financing agreements as the Agent or any Lender may reasonably request;

(t) promptly (and in no event more than five (5) Business Days after the Borrower or any of its Subsidiaries becomes aware or is otherwise informed of any of the following events), written notice and copies of any related material written communications or notices, of the following:

               (i) the Borrower, any of its Subsidiaries or any tenant, occupant or operator of any Property receives written or oral notice of any claim, complaint, charge or notice of violation or potential violation of or liability under any Environmental Law or request to conduct any investigation, remediation, cleanup or monitoring of any Hazardous Substance at any Property, in each case which could reasonably be expected to result in a Material Adverse Effect;

               (ii) a Release or threatened Release of a Hazardous Substance at, to, on, under, or about any Property in amounts that may be required to be reported, remediated, investigated, cleaned up, monitored or responded to under applicable Environmental Law, which could reasonably be expected to result in a Material Adverse Effect;

               (iii) the Borrower or any of its Subsidiaries may be liable for any costs of investigating, remediating, cleaning up, monitoring or responding to a Release or threatened Release of a Hazardous Substance which could reasonably be expected to result in a Material Adverse Effect; or

               (iv) any Property or portion of any Property may be subject to a Lien under any Environmental Law.

Section 5.2. Conduct of Business; Maintenance of Existence. Continue to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and, except as permitted by Section 6.3(e), will cause each Subsidiary to preserve, renew and keep in full force and effect, its respective corporate existence in its respective jurisdiction of incorporation as of the Effective Date and its respective rights, privileges and franchises except for such rights, privileges and franchises when the failure of which to preserve, renew and keep in full force and effect could not reasonably be expected to have a Material Adverse Effect.

Section 5.3.      Maintenance of Property; Insurance.

(a) Keep all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

(b) Keep its material properties (including, without limitation, all Property) insured at all times with financially sound and reputable insurance companies, against such risks as is customary for companies of the same or similar size in the same or similar businesses; provided, that such insurance shall (i) insure the property (including without limitation all Property which is CIBC Collateral) of the Borrower and its Subsidiaries (other than motor vehicles) against all risk of loss or damage including, without limitation, loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Agent, but in no event in an amount less than the replacement cost value thereof, and (ii) insure the Borrower and its Subsidiaries, and the Agent and the other Secured Parties against comprehensive general and automobile liability in an amount not less than $1,000,000 per occurrence under primary insurance policies, with not less than $45,000,000 per occurrence coverage under umbrella insurance policies for personal injury, bodily injury and property damage relating to the property and operations of the Borrower and its Subsidiaries, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Agent. All such insurance with respect to CIBC Collateral shall, within 20 days after the Effective Date (i) contain a breach of warranty clause in favor of the Agent and the other Secured Parties in all loss or damage insurance policies and have a severability of interest clause in all liability insurance policies, (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after written notice to the Agent thereof, (iii) name the Agent for the benefit of the Secured Parties as loss payee for physical damage insurance with respect to property which is CIBC Collateral as to which a Lien has been granted to the Agent, with the right to adjust the same (provided, that with respect to property to which a Lien permitted hereunder has been granted to another creditor, such other creditor may also be named as loss payee, with payment to be made as their interests may appear and name the Agent and the other Secured Parties as additional insureds for liability insurance, with the Agent having the right to adjust the same), (iv) state that neither the Agent nor any of the other Secured Parties shall be responsible for premiums, commissions, club calls, assessments or advances, (v) contain a waiver of all rights of set-off, counterclaim, deduction or subrogation against the Agent and the other Secured Parties and
(vi) be reasonably satisfactory in all other respects (including deductibles) to the Agent.

(c) Furnish to the Agent, on or prior to the Effective Date, a schedule, a copy of which is annexed as Schedule 5.3, describing all insurance maintained by the Borrower which is required under this Section 5.3, which schedule shall set forth, for each insurance policy, the policy number, the scope of coverage, the policy limits and deductibles, the insurer (and reinsurers, if applicable) and the expiration date.

(d) Furnish to the Agent, to the extent not previously delivered, original certificates of insurance complying with the requirements of this Section set forth above and containing signatures of duly authorized representatives of the insurer, at all times prior to policy termination, cessation or cancellation.

(e) Maintain such other insurance or self insurance as may be required by law or as the Agent may reasonably request.

Section 5.4. Compliance with Laws. Comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, ERISA) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings, and the Borrower or such Subsidiary have set aside on its books adequate reserves (determined in accordance with GAAP) with respect thereto or where the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

Section 5.5. Obligations and Taxes. Pay all its material obligations promptly and in accordance with their terms and pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, that the Borrower and its Subsidiaries shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Borrower or such Subsidiary shall have established on its books adequate reserves therefor).

Section 5.6. Notice of Event of Default, etc. Promptly give to the Agent notice in writing of any Default or Event of Default hereunder or under any of the other Loan Documents.

Section 5.7. Access to Books and Records. Maintain or cause to be maintained at all times true and complete books and records of the financial operations of the Borrower and its Subsidiaries; and provide the Agent and its representatives access to all such books and records during regular business hours, in order that the Agent may examine and make abstracts from such books, accounts, records and other papers for the purpose of verifying the accuracy of the various reports delivered by the Borrower to the Agent or the Lenders pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement; and at any reasonable time and from time to time during regular business hours, upon reasonable notice, permit the Agent and any agents or representatives (including, without limitation, appraisers) thereof to visit the properties of the Borrower and its Subsidiaries and to conduct examinations of and to monitor the CIBC Collateral.

Section 5.8. Customer Charge Sales. Continue to maintain a "Project Card" and commercial credit receivables sales and administration program with the Credit Card Lender pursuant to the Household Credit Program Documents or a similar program (it being understood that a program shall not be deemed to be dissimilar solely by virtue of the fact that the Borrower shall act as the administrator or "servicer" of the receivables thereunder) with another Person; provided, however, that the Borrower shall promptly give notice to the Agent in writing of any notice of cancellation, default or any other similar notice from Household or any other such provider of a commercial credit receivables sales and administrative program.

Section 5.9. Lender Meetings. From time to time as requested by the Agent or the Majority Lenders, participate, and cause the chief financial officer to be available for and to participate in, a meeting of the Agent and the Lenders to be held, at reasonable intervals, at locations and at times requested by the Agent (and if applicable, the Majority Lenders), and reasonably satisfactory to the Borrower.

Section 5.10. Available Properties. If any real property, buildings, fixtures, equipment or improvements owned or leased by the Borrower or any Subsidiary become Available Property, promptly, but in any event within 30 days, provide written notice thereof to the Agent, setting forth with specificity a description of such property or interest acquired, the location of the property interest, any structures or improvements thereon and an appraisal or its good faith estimate of the current fair market value of such property or interest. If the Agent so requests, the Borrower or the relevant Subsidiary shall promptly execute and deliver to the Agent a mortgage or deed of trust,

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

substantially in the form of Exhibits D-3 and D-4 to the Existing Credit Agreement, respectively (with such changes as may be deemed appropriate by the Agent's local real estate counsel for the state in question), together with such other documents or instruments as the Agent shall reasonably require, including (without limitation) a Title Policy, a Survey, a Phase I environmental report, UCC Financing Statements and an opinion of the Agent's local real estate counsel. The Borrower shall pay all reasonable fees and expenses, including attorneys' fees and expenses or the allocated charges and premiums, in connection with its obligation under this Section. If at any time after the Existing Effective Date, any existing Lien or sale-leaseback arrangement which had prevented the further mortgaging of any real property of the Borrower or any Subsidiary, shall for any reason no longer prevent such further mortgaging, then such property shall also be deemed an Available Property for purposes of this Section.

Section 5.11. Subsidiaries. Use its best efforts to conduct all of its business, to the extent feasible, through a single corporate entity (i.e., the Borrower) and to avoid the formation or acquisition of Subsidiaries. Notwithstanding the foregoing, in the event that the Borrower determines that it is in its best interest to form or acquire a Subsidiary and the Borrower transfers, conveys or assigns any CIBC Collateral to such Subsidiary, the Borrower will cause such Subsidiary to be wholly-owned, to have aggregate net payables owing to the Borrower of less than $10,000,000 at all times and to execute and deliver to the Agent for the benefit of the Secured Parties a guarantee, substantially in the form of Exhibit B hereto, a security agreement granting collateral security for the guaranteed obligations, substantially in the form of Exhibit C hereto, and such other documents and opinions in connection therewith as the Agent shall reasonably request, all in form and substance satisfactory to the Agent. Such guarantee, security agreement and such other documents shall be delivered to the Agent no later than 30 days after the date on which such Subsidiary has been formed or otherwise acquired by the Borrower.

Section 5.12. Further Assurances. At the Borrower's cost and expense, upon request of the Agent, duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts as may be necessary or desirable in the opinion of the Agent or its counsel to give effect to the provisions and purposes of this Agreement and the other Loan Documents.

Section 5.13. Environmental Undertaking. (a) In the event the Agent determines that any representation hereunder may be incorrect or that the Borrower or any Subsidiary has failed to comply with any covenant contained in Section 6.12 in any material respect, promptly undertake such investigations, studies, samplings and testings relative to any Hazardous Substance at the Property in question as the Agent may request.

                  (b) At the Borrower's cost and expense, promptly deliver copies of all environmental investigations, studies, audits, tests, reviews or analyses conducted by, on behalf of, or which are in possession of the Borrower or any of its Subsidiaries with respect to any Property, as the Agent may request in writing.

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

Section 5.14. Post-Closing Matters. To the extent that the Borrower shall not have delivered as of the Effective Date all of the original certificates of title for vehicles pledged to the Agent for its benefit and the benefit of the other Secured Parties as required pursuant to Section 4.1(h) of this Agreement, deliver the same within sixty (60) days of the Effective Date, or such longer period to which the Agent may consent.

SECTION 6.        NEGATIVE COVENANTS

         From the date hereof and for so long as any Obligation of the Borrower shall remain outstanding or unpaid under this Agreement, the Borrower will not, and will not permit any Subsidiary to:

Section 6.1. Liens. Incur, create, assume or suffer to exist any Lien on any CIBC Collateral or Available Property, other than (i) Permitted Liens; (ii) Liens granted pursuant to the Existing Security Documents and the Security Documents; and (iii) Liens granted pursuant to the Fortress Loan Documents.

Section 6.2. Debt. Contract, create, incur, assume or suffer to exist any Debt, except for (i) the Loans hereunder, (ii) Debt outstanding under the Congress Facility Documents as in effect on the Effective Date and any Permitted Refinancing Debt in respect thereof, but not the increase or refinancing of such Debt in whole or in part except to the extent same constitutes Permitted Refinancing Debt, (iii) Debt of the type described in clause (viii) of the definition of "Debt," to the extent that the aggregate notional or face amount of all such Debt, when taken together with all obligations of the Borrower in respect of interest rate protection agreements or other hedging arrangements, does not exceed $36,000,000, (iv) Debt outstanding under the Fortress Loan Documents as in effect on the Effective Date, and any Permitted Refinancing Debt in respect thereof, but not the increase or refunding of such Debt in whole or in part, except to the extent the same constitutes Permitted Refinancing Debt,
(v) Debt of the Borrower and its Subsidiaries outstanding under Capitalized Leases as in effect on the Effective Date, (vi) Debt not in excess of $10,000,000 secured by Permitted Liens, (vii) Debt arising from Investments that are permitted hereunder, and (viii) Debt incurred under the Household Program Documents and any other agreements permitted under Section 5.8.

Section 6.3. Consolidations, Mergers and Sales of Assets. (i) Consolidate or merge with or into any other Person, (ii) enter into a partnership or joint venture with another Person (other than by the acquisition of Minority Investments to the extent permitted by Section 6.7), or (iii) sell, lease, assign or otherwise transfer (whether voluntarily or involuntarily) all or any part of CIBC Collateral except:

(a) sales or transfers of CIBC Collateral (not permitted by any other provision of this Section); provided, that (1) the sale price of each such asset shall not be less than the fair market value of such asset at the time of sale thereof (and, if the sale price thereof is equal to or greater than $5,000,000, then the fair market value of such asset shall be determined in good faith and approved by the Board of Directors of the Borrower), (2) prior to or concurrently with each such sale for which the sale price is equal to or greater than $5,000,000, the Borrower shall deliver evidence to the Agent satisfactory to it of the fair market value at the time of sale of the asset being sold as determined by the Board of Directors of the Borrower, (3) not less than 90% of the sale price for each asset sold pursuant to this clause (a) shall be payable in cash on the date of such sale, (4) the non-cash portion of the sale price therefor, if any, shall be evidenced by one or more promissory notes maturing no later than three years after the date of such sale which shall be pledged to the Agent as provided in Section 6.7(iv), and by no other form of consideration, (5) if such sale is to an Affiliate, it is made in compliance with Section 6.6;

(b) the replacement in the ordinary course of business of rolling stock and Equipment of the Borrower and its Subsidiaries subject to the Lien of the Agent; provided, however, that the replacement Equipment and rolling stock also shall be CIBC Collateral;

(c) the sale or other disposition, subject to the Lien of the Agent, by the Borrower to any of its Subsidiaries in the ordinary course of business of real estate and related assets, including fixtures, machinery and equipment of the Borrower no longer necessary for the proper conduct of the Borrower's business having a value, together with the value of all other property of the Borrower so sold or disposed of in the same fiscal year of the Borrower, of not greater than $5,000,000 and the sale or other disposition, subject to the Lien of the Agent, by the Subsidiaries to the Borrower in the ordinary course of business of real estate and related assets, including fixtures, machinery and equipment of such Subsidiaries no longer necessary for the proper conduct of such Subsidiaries' respective businesses having a value, together with the value of all other property of such Subsidiaries so sold or disposed of in the same fiscal year of the Borrower, of not greater than $5,000,000;

(d) the lease by the Borrower, as lessor, of those stores and real estate described on Schedule 6.3 and other real property of the Borrower not necessary for the operations of the Borrower or any of its Subsidiaries, in each instance under this clause (d) having a fair market value of not greater than $5,000,000 individually, or $10,000,000 in the aggregate at any one time for all real property leased under this clause (d); provided, that such leases shall be entered into with a Person who is not an Affiliate of the Borrower on an arms' length basis for fair consideration and such leases shall not be capital leases;

(e) the merger of any wholly owned Subsidiary into the Borrower or the consolidation of any wholly owned Subsidiary with the Borrower in which the Borrower shall be the surviving corporation; and

(f) sales of assets securing the Fortress Real Estate Financing for fair market value; provided, that the Net Cash Proceeds thereof are applied to the repayment or prepayment of the Fortress Real Estate Financing.

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

         The Borrower shall deliver to the Agent, no less than three (3) Business Days prior to the date of any expected sale or other disposition permitted under clause (a) or clause (c) of this Section 6.3, written notice of the expected date of the closing of such sale or other disposition and the expected date of receipt by the Borrower of the Net Cash Proceeds with respect thereto; provided, that with respect to any expected sale or other disposition of any Property subject to Liens in favor of the Agent, the Borrower shall deliver to the Agent, no less than thirty (30) Business Days prior to the closing thereof, (x) written notice of the identity of the purchaser or transferee, the expected date of the closing of such sale or other disposition and the principal terms of the sale or other disposition and (y) the form of the purchase agreement to be delivered at the closing thereof.

Section 6.4.      Termination  of Plans. Take any action to terminate any of its
Plans  which  could  result in  a   material  liability of  the  Borrower or any
Subsidiary to any Person.

Section 6.5. Restricted Payments. Declare or make, any Restricted Payment, except:

               (i) (x) regular, scheduled or mandatory payments or mandatory prepayments of principal and interest on Debt for Borrowed Money and (y) optional prepayments of principal and interest on the Fortress Real Estate Financing (but only to the extent of the net proceeds of any Permitted Refinancing Debt incurred for such purpose or the Net Cash Proceeds of the sale of any Property or other assets subject to the Fortress Real Estate Financing);

               (ii) payments in an amount not to exceed $1,000,000 in the aggregate in connection with limited stock buy-back or reverse stock split transactions with respect to the Borrower's capital stock;

               (iii)  transactions with Affiliates as expressly  permitted under
               Section 6.6; and

               (iv) payments to the Borrower by a Subsidiary.

Section 6.6. Transactions with Affiliates. Sell or transfer any Property or other assets to, or otherwise engage in any other transactions with, any of its Affiliates other than in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower, or the affected Subsidiary, than could be obtained on an arm's-length basis from unrelated third parties.

Section 6.7. Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of Debt or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment in, any other Person by the Borrower or any Subsidiary (all of the foregoing, "Investments"), except, in the case of the Borrower, for (i) the ownership by the Borrower of capital stock of any Subsidiary existing on the date hereof,
(ii) Temporary Cash Investments; provided, however, that while any Loans are outstanding such Investments shall not exceed $15,000,000 in the aggregate at any one time outstanding and shall be maintained at all times

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

in an investment account located in the United States, (iii) existing Investments set forth on Schedule 6.7, but not any increase in the amount thereof, and the Borrower causes each such Subsidiary to comply with the requirements of Section 5.11 (it being agreed that an Investment in a Subsidiary will no longer be deemed to be outstanding if such Subsidiary is merged into the Borrower); and provided further, that all such Subsidiaries are incorporated in a jurisdiction in the United States and substantially all of their assets are at all times located in the United States, (iv) Investments in promissory notes representing the non-cash purchase price for the sales of assets permitted under
Section 6.3(a); provided, that such Investments do not exceed $5,000,000 in the aggregate at any one time; provided further, that such promissory notes are pledged by the Borrower to the Agent for the benefit of the Secured Parties pursuant to a Supplement, substantially in the form of Annex A to the Security and Pledge Agreement; (v) Minority Investments, in addition to those permitted under any other clause of this Section, in Persons organized or incorporated in a jurisdiction in the United States, substantially all of whose assets are located in the United States; provided, that the aggregate amount of all such Minority Investments shall not exceed $2,000,000; and (vi) Investments (not permitted by any of clauses (i) through (v) of this Section) in an amount not exceeding $1,000,000 in the aggregate outstanding at any one time.

Section 6.8. Business Segments. (i) Suspend the operation of a segment material to the operation of its business as presently conducted, which suspension could materially impair the operations of the Borrower and its Subsidiaries taken as a whole; or (ii) engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental thereto.

Section 6.9. Accounting Changes. Make any significant change in its accounting treatment or financial reporting practices except as required by GAAP or change its fiscal year or the method of determining its fiscal quarter ends.

Section 6.10. Amendment and Modification of Certain Documents.

(a) Directly or indirectly, amend, modify, supplement, waive compliance with, or assent to noncompliance with any term, provision or condition of the Certificate of Incorporation of the Borrower as in effect on the Effective Date which the Agent or the Majority Lenders deem material.

(b) Directly or indirectly, amend, modify, supplement, waive compliance with, or assent to noncompliance with, any term, provision or condition of the Fortress Loan Agreement or any of the other Fortress Loan Documents as in effect on the Effective Date (A) which the Agent or the Majority Lenders deem material (including, without limitation, terms, provisions or conditions relating to events of default, acceleration rights or other remedies, tenor, interest rates, substitution of collateral, the non-recourse nature of such financing, covenants and prohibitions against amending any of the Loan Documents) or (B) which the Agent reasonably determines would place any further material restrictions on the Borrower or its Subsidiaries or materially increase the obligations of the

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

Borrower or any of its Subsidiaries thereunder or confer on the holders thereof any material additional rights.

(c) Directly or indirectly, amend, modify, supplement, waive compliance with, or assent to noncompliance with, any term, provision or condition of the Congress Facility Agreement or any of the other Congress Facility Documents which would have the effect of restricting the ability of the Borrower to refinance the indebtedness under this Agreement or the indebtedness under the Fortress Loan Agreement.

Section 6.11. Sale/Leasebacks. Enter into any arrangements, directly or indirectly, with any Person, whereby the Borrower or any such Subsidiary shall sell or transfer any property, whether now owned or hereafter acquired, used or useful in its business, in connection with the rental or lease of the property so sold or transferred.

Section 6.12. Environmental Matters.

(a) Use, generate, manufacture, produce, store, Release, discharge or dispose of on, under or about any Property or transport or arrange for the transportation, treatment, storage or disposal to or from the Property, any Hazardous Substance, or (to the extent within the Borrower's or any such Subsidiary's control) permit any other Person to do so, where such could reasonably be expected to have a Material Adverse Effect.

(b) Fail to keep and maintain the Property in compliance with any Environmental Law where the failure to do so could reasonably be expected to have a Material Adverse Effect.

(c) In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the "Remedial Work") with respect to any portion of the Property is required to be performed by the Borrower or any of its Subsidiaries under any applicable Environmental Law, or by any Governmental Authority or any other Person because of, or in connection with, any current or future presence, suspected presence, Release or suspected Release of a Hazardous Substance in or into the air, soil, groundwater or surface water at, on, under, to, from or within the Property (or any portion thereof), which could reasonably be expected to have a Material Adverse Effect
(i) fail to promptly notify the Agent in writing, (ii) fail to commence, as soon as practicable, and thereafter diligently prosecute to completion, all such Remedial Work or (iii) fail to promptly provide the Agent with the results of such investigations, studies and samplings.

(d) As used herein, (i) "Environmental Clean-up Site" means any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites requiring investigation or cleanup; (ii) "Environmental Law" means any and all current or future federal, state, local, provincial and foreign, civil and criminal laws, statutes, ordinances, orders,

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common law, codes, rules, regulations, Environmental Permits, policies, guidance documents, judgments, decrees, injunctions, or agreements with any Governmental Authority, relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment,
storage,  transportation,   disposal,  manufacture,  distribution,  formulation,
packaging, labeling, or Release of Hazardous Substances, whether now existing or subsequently amended or enacted, including but not limited to: the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq.; the Hazardous Material Transportation Act 49 U.S.C. ss. 1801 et seq.; the Federal Insecticide,
Fungicide  and  Rodenticide  Act  7  U.S.C.   ss.  136  et  seq.;  the  Resource
Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. ss. 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Occupational Safety & Health Act of 1970, 29 U.S.C. ss. 651 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; and the state analogies thereto, all as amended or superseded from time to time; and any common law doctrine, including but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Substance; (iii) "Environmental Permit" means any federal, state,
local,  provincial,  or  foreign  permits,  licenses,   approvals,  consents  or
authorizations required by any Governmental Authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental Authority under any applicable Environmental Law; (iv) "Hazardous Substance" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel,
pesticides,  radon,  urea  formaldehyde,   lead  or  lead-containing  materials,
polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are now or hereafter become defined
as  or  included  in  the  definition  of  "hazardous   substances,"  "hazardous
materials,"   "hazardous  wastes,"  "extremely  hazardous  wastes,"  "restricted
hazardous  wastes,"  "toxic  substances,"   "toxic  pollutants,"   "pollutants,"
"regulated substances," "solid wastes," or "contaminants" or words of similar import, under any Environmental Law; (v) "Property" means any real property currently or formerly owned, leased or operated by the Borrower or its
Subsidiaries,   including   but  not  limited  to,  the   buildings,   fixtures,
groundwater,   soil,  and  surface  water  thereat;  (vi)  "Release"  means  any
discharging,   disposing,   emitting,   leaking,  pumping,  pouring,   emptying,
injecting, escaping, leaching, dumping or spilling of any Hazardous Substance into the environment.

SECTION 7.        EVENTS OF DEFAULT

Section 7.1. Events of Default. In the case of the happening of any of the following events and the continuance thereof beyond the applicable period of grace, if any (each, an "Event of Default"):

(a) any material representation or warranty made by the Borrower in this Agreement or in any other Loan Document or in connection with this Agreement or any other Loan Document or in connection with the execution and delivery of this Agreement or any of the other

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

Loan Documents or the credit extensions hereunder or any material statement or representation made in any report, financial statement, certificate or other document furnished by the Borrower to the Agent or the Lenders under or in connection with this Agreement or any of the other Loan Documents, shall prove to have been false or misleading in any material respect when made or delivered; or

(b) default shall be made in the payment of any principal of or interest on the Loans or any other amounts payable by the Borrower hereunder, when and as the same shall become due and payable, whether at the due date thereof (including, without limitation, the Maturity Date) or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

(c) default shall be made by the Borrower in the due observance or performance of any covenant, condition or agreement contained in Section 6 (and such default shall continue unremedied after notice to the Borrower in the case of Section 6.6) or in Section 5.10; or

(d) default shall be made by the Borrower or any Subsidiary in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement or any of the other Loan Documents and such default shall continue unremedied (w) in the case of Section 5 (other than Sections 5.1(a) and (b), 5.3(a), 5.5, 5.9 and 5.14), after notice to the Borrower, (x) in the case of Section 5.1(a) and (b), for more than five (5) days after notice to the Borrower, (y) in the case of Sections 5.2 and 5.5, for more than thirty (30) days after notice to the Borrower and (z) in all other cases, for more than ten (10) days after notice to the Borrower; or

(e) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall become unable, admit in writing its inability or fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

(f) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

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(g) a Change of Control shall have occurred; or

(h) any material provision of any Loan Document shall, for any reason, cease to be valid and binding on the Borrower or any Subsidiary, or the Borrower or such Subsidiary shall so assert in any pleading filed in any court; or

(i) any judgment or order as to a liability or Debt for the payment of money in excess of $5,000,000 shall be rendered against the Borrower or any Subsidiary and the enforcement thereof shall not be subject to any applicable stay; or

(j) any non-monetary judgment or order shall be rendered against the Borrower or any Subsidiary which does or would reasonably be expected to (i) cause a Material Adverse Effect, or (ii) have a material adverse effect on the rights and remedies of the Agent or any Lender under any Loan Document, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(k) (i) any Event of Default occurs under the Fortress Loan Documents, (ii) any Event of Default occurs under the Congress Facility Documents or (iii) the Borrower or any Subsidiary shall fail to make any payment in respect of any other Debt aggregating $3,000,000 or more, in each case when due or within any applicable grace period or any event or condition shall occur which (x) results in the acceleration of the maturity of such other Debt or the termination of any commitment to lend any such other Debt or (y) enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such other Debt or any Person acting on such holder's behalf to accelerate the maturity thereof or terminate any commitment to lend such other Debt; or

(l) any ERISA Event shall have occurred with respect to a Plan and, 30 days after notice of such occurrence shall have been given to the Borrower by the Agent (i) such ERISA Event shall still exist and (ii) the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or, in the case of a Plan with respect to which an ERISA Event described in clauses (b), (c), (e) and (f) of the definition of ERISA Event shall have occurred and then exist, the liability related thereto) is equal to or greater than $3,000,000; or

(m) the Borrower, any Subsidiary or any ERISA Affiliate of any of them shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower, any Subsidiary or any ERISA Affiliate of any of them as Withdrawal Liability (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding $2,000,000 per annum; or

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(n)  the Borrower,  any  Subsidiary or any ERISA  Affiliate of any of them shall
have  been  notified  by  the  sponsor  of  a   Multiemployer   Plan  that  such
Multiemployer Plan is in reorganization or is being terminated within the meaning of Title IV of ERISA if, as a result of such reorganization or
termination,   the  aggregate  annual   contributions   of  the  Borrower,   the
Subsidiaries and their ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the aggregate amounts contributed to such Multiemployer Plans for the respective plan year of each such Multiemployer Plan immediately preceding the plan year in
which  the   reorganization  or  termination   occurs  by  an  amount  exceeding
$2,000,000; or

(o) it shall be determined (whether by the Bankruptcy Court or by any other judicial or administrative proceeding, forum or settlement) that the Borrower or any Subsidiary is liable for the payment of claims arising under Environmental Laws, the payment of which will have a Material Adverse Effect;

then, and in every such event and at any time thereafter during the continuance of such event, the Agent may, and at the request of the Majority Lenders (as the case may be) shall, by notice to the Borrower, take one or more of the following actions, at the same or different times: (i) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans, together with accrued interest thereon and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and (ii) exercise and enforce any and all remedies under the Loan Documents and under applicable law available to the Agent and the Lenders; provided, that without any notice to the Borrower or any other act by the Agent or the Lenders, in the case of the occurrence of (x) any of the Events of Default specified in clauses
(e) or (f) above with respect to the Borrower or any Subsidiary (y) any of the Events of Default specified in clause (k) above with respect to the Fortress Real Estate Financing as to which Fortress either accelerates the maturity of any of the Debt owing by the Borrower or any of its Subsidiaries to Fortress with respect thereto or otherwise exercises any of its rights or remedies to liquidate, realize or foreclose upon any collateral securing such Debt, or (z) any of the Events of Default specified in clause (k) above with respect to the Congress Facility as to which Congress Financial either accelerates the maturity of any the Debt owing by the Borrower or any of its Subsidiaries to Congress Financial with respect thereto or otherwise exercises any of the rights or remedies to liquidate, realize or foreclose upon any collateral securing such Debt, all amounts due hereunder (together with accrued interest thereon) and all other Secured Obligations and liabilities of the Borrower hereunder and under the other Loan Documents shall become immediately due and payable.

Section 7.2. Application of Proceeds. If a Default or an Event of Default shall have occurred and be continuing, all proceeds of the CIBC Collateral and all other payments received under this Agreement or the other Loan Documents (including as a result of or in connection with

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a proceeding under the Bankruptcy Code or any other similar state law proceeding
involving  the  Borrower)  which  constitute   identifiable   proceeds  of  CIBC
Collateral shall be applied by the Agent to payment of the Secured Obligations in the following order:

               (i) FIRST, to payment of all unreimbursed costs and expenses of the Agent which are payable by the Borrower pursuant to any of the Loan Documents and all unreimbursed costs and expenses of the Lenders which are payable pursuant to Section 9.5;

               (ii) SECOND, to payment first of the accrued and unpaid interest on, next the principal of and then all other amounts due to the Existing Cash Management Bank with respect to the Cash Management Obligations, if any, remaining unpaid after the exercise of any set-off rights available to the Existing Cash Management Bank pursuant to Section 2.13;

               (iii) THIRD, to payment first of the accrued and unpaid interest on, next the principal of and then all other amounts due under the Loan Documents in respect of the Term Loans, ratably amongst the Term Lenders in accordance with the proportion which the aggregate principal amount of the outstanding Obligations owing to the Term Lenders at the time bears to the aggregate principal amount of such Obligations until the interest on and principal of the Obligations shall be paid or provided for in full;

               (iv) FOURTH, to the payment of any remaining unpaid Secured Obligations ratably amongst the Secured Parties in accordance with the proportion which the amount of such other Secured Obligations owing to each such Secured Party bears to the aggregate principal amount of such other Secured Obligations owing to all of the Secured Parties until such other Secured Obligations shall be paid in full; and

               (v)  FIFTH,  the  balance,  if  any,  after  all of  the  Secured
               Obligations have been satisfied, shall be returned to the Borrower or paid over to such other Person as may be required by law.

         The Borrower acknowledges and agrees that it shall remain liable to the extent of any deficiency between (x) the amount of the proceeds of the CIBC
Collateral and all other payments received under this Agreement and applied pursuant to this Section to the sums referred to in the FIRST through FOURTH clauses above and (y) the aggregate amount of the sums referred to in the FIRST through FOURTH clauses above.

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

SECTION 8.        THE AGENT; THE ADMINISTRATIVE AGENT

Section 8.1. Appointment and Authorization. Each Secured Party irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers, under this Agreement and the other Loan Documents as are delegated to the Agent, as the case may be, by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

Section 8.2. Agent and Affiliates. The Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same, as though it were not the Agent, and the Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Agent.

Section 8.3. Action by Agent. The obligations of the Agent hereunder and under the other Loan Documents are only those expressly set forth herein and therein. Without limiting the generality of the foregoing, Agent shall not be required to take any action with respect to any Default, except as expressly provided in
Section 7 and in the Security Documents and except that the Agent shall take such action with respect to such Default as shall be reasonably directed by the Majority Lenders; provided, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable.

Section 8.4. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 8.5. Liability of Agent. Notwithstanding any other provision, express or implied, to the contrary in this Agreement or any other Loan Document, neither the Agent nor any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates shall be liable for any action taken or not taken by them in connection herewith or in connection with any other Loan Document (i) with the consent or at the request of the applicable Lenders, or
(ii) in the absence of their own gross negligence or willful misconduct, as determined by a final order or judgment of a court of competent jurisdiction. Neither the Agent nor any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Loan Document or any Borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in
Section 4 (except where the satisfaction of the Agent is specifically required); or (iv) the validity, effectiveness or genuineness of this Agreement, any other Loan Document or any other instrument or writing furnished in connection herewith or therewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be

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

a bank wire or similar writing) believed by it in good faith to be genuine or to be signed by the proper party or parties.

Section 8.6.      Reimbursement and Indemnification; Set-Off.

                   (a) Each Lender agrees (i) to reimburse (x) the Agent, on demand, in such Lender's Percentage, for any expenses and fees incurred by the Agent for the benefit of the Lenders under or in connection with this Agreement, and any of the Loan Documents including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement hereof or thereof not required to be reimbursed by the Borrower and
(y) the Agent in such Lender's Percentage for any expenses, costs, fees or disbursements of the Agent incurred for the benefit of the Lenders that the Borrower has agreed to reimburse pursuant to Section 9.5 and has failed so to reimburse and (ii) to indemnify and hold harmless the Agent and any of their respective directors, officers, employees, agents, advisors, consultants, attorneys-in-fact, experts, other professional persons and representatives and Affiliates, on demand, in such Lender's Percentage from and against any and all penalties, fines, expenses, losses, settlements, costs, claims, causes of action, debts, dues, sums of money, accounts, accountings, reckonings, acts, omissions, demands, liabilities, obligations, damages, actions, judgments, suits, proceedings, or disbursements of any kind or nature whatsoever, known or unknown, contingent or otherwise, which may be imposed on, incurred by, or asserted against any of them in any way relating to or arising out of this Agreement, or any of the other Loan Documents or any action taken or omitted by it or any of them under this Agreement, or any of the other Loan Documents to the extent not reimbursed by the Borrower (except such as shall result from their respective gross negligence or willful misconduct as determined by a final order or judgment of a court of competent jurisdiction). Without limiting the foregoing, the agreements contained in Section 10.6 of the Pre-Petition Credit Agreement and Section 8.6(a) of the Existing Credit Agreement shall continue in full force and effect as to the matters covered thereby.

                  (b) The Agent is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all amounts received by the Agent for the account of a Defaulting Lender to the satisfaction of the unpaid obligations owing by such Defaulting Lender to the Agent and the rights of such Defaulting Lender with respect to all such amounts shall be subject and subordinate to the rights of the Agent to be paid the amounts owing to it by such Defaulting Lender.

Section 8.7. Credit Decision. Each Secured Party expressly acknowledges that neither the Agent nor any of its directors, officers, employees, agents, advisors, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Secured Party. Each Secured Party acknowledges that it has independently and without reliance upon the Agent or any other Secured Party, and based

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

on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Secured Party also acknowledges that it will independently and without reliance upon the Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement. Except for notices, reports and other documents expressly required to be furnished to the Secured
Parties by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business,operations, property, condition(financial or otherwise), prospects or creditworthiness of the Borrower or any Subsidiary which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Section 8.8. Notice of Transfer. The Agent may deem and treat a Lender party to this Agreement as the owner of such Lender's portion of the Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Lender and its assignee in accordance with Section 9.3 shall have been accepted by the Agent.

Section 8.9. Relations Among Lenders. Each Lender in its capacity as a Lender agrees that it will not take any legal action, nor institute any actions or proceedings, against the Borrower hereunder or with respect to any CIBC Collateral, it being understood and agreed that all such actions are to be taken by the Agent on behalf of the Lenders. Without limiting the generality of the foregoing, no Lender may unilaterally accelerate or otherwise enforce or seek to enforce its portion of the Secured Obligations, except in accordance with
Section 7.1.

Section 8.10. Successor Agent. The Agent may resign at any time by giving written notice thereof to the other Secured Parties and the Borrower. Upon any such resignation, the Majority Lenders, acting together shall have the right to appoint a successor Agent, which shall be reasonably satisfactory to the Borrower. If no successor Agent shall have been so appointed and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $100,000,000, which shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

Section 8.11. Concerning the Administrative Agent. Notwithstanding any other provision of this Agreement, it is understood and agreed that the Administrative Agent shall have no obligations or duties under this Agreement and the other Loan Documents except such as are expressly set forth in this Agreement or the other Loan Documents.

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SECTION 9.        MISCELLANEOUS

Section 9.1. Notices. Notices and other communications provided for herein shall be in writing (including telegraphic, telex, facsimile or cable communication) and shall be mailed, telegraphed, telexed, transmitted, cabled or delivered to the Borrower at its offices at 800 N.W. Chipman Road, Suite 5900, Lee's Summit, MO 64063 or its mailing address at P.O. Box 648001, Lee's Summit, MO 64064-8001,
Attention: Chief Financial Officer, and to any Lender or the Agent at its address set forth on the signature pages of this Agreement, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail; or when delivered to the telegraph company, charges prepaid, if by telegram; or when receipt is acknowledged, if by any telegraphic communications or facsimile equipment of the sender; in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked written direction from such party; provided, that in the case of notices to the Agent, notices pursuant to the preceding sentence and pursuant to Section 2 shall be effective only when received by the Agent.

Section 9.2. Survival of Agreement, Representations and Warranties, etc. All warranties, representations and covenants made by the Borrower herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the making of the Loans herein contemplated, regardless of any investigation made by any Lender or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid.

Section 9.3.      Successors and Assigns.

(a) (i) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent, the Lenders and the other Secured Parties and their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all of the Lenders.

   (ii) Each Lender may sell participations to any Person in all or part of its Loan, in which event, without limiting the foregoing, the provisions of Sections 2.9, 2.10 and 2.12 shall inure to the benefit of each purchaser of a participation (provided, that such participant shall look solely to the seller of such participation for such benefits, and the Borrower's liability, if any, under Sections 2.9, 2.10 and 2.12 shall not be increased as a result of the sale of any such participation) and the pro rata treatment of payments, a described in Section 2.11, shall be determined as if such Lender had not sold such participation. In the event any Lender shall sell any participation, such Lender shall retain the sole right and responsibility to enforce the obligations

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of the Borrower relating to the Loans including,without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement (provided, that such Lender may grant its participant the right to consent to such Lender's execution of amendments, modifications or waivers which (i) reduce the amount of any scheduled principal payment on any Loan or reduce the principal amount of any Loan or the rate of interest payable hereunder or
(ii) extend the maturity of the Borrower's obligations hereunder). The sale of any such participation shall not alter the rights and obligations of the Lender selling such participation hereunder with respect to the Borrower.

(b) (i) Each Lender may assign to one or more Lenders or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement; provided, that (w) other than in the case of an assignment to a Person at least 50% owned by the assignor Lender, or by a common parent of both, or to another Lender, the Agent must give its prior written consent, which consent will not be unreasonably withheld, (x) the aggregate amount of the Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall, unless otherwise agreed to in writing by the Borrower and the Agent, in no event be less than $5,000,000 (or $1,000,000 in the case of an assignment between Lenders; provided, however, that the assigning Lender shall have been a Lender for a period of at least 120 days) unless the Term Loans so assigned constitute 100% of such Term Loans of the assigning Lender and (y) each assignment shall be of a constant, not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement in respect of its Term Loans.

    (ii) The parties to each such assignment entered into  pursuant to paragraph
(b)(i) above shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance with blanks appropriately completed, together with a processing and recordation fee of $3,500 (for which the Borrower shall have no liability). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be within ten Business Days after the execution thereof (unless otherwise agreed to in writing by the Agent in its sole discretion), (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Lender makes no representation or warranty and assumes no responsibility with respect

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to any statements,  warranties or representations  made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or
any  of  the  other  Loan  Documents;   (ii)  such  assigning  Lender  makes  no
representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 3.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, any of the other Loan Documents and any other instrument or document furnished pursuant thereto; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, any of the other Loan Documents and any other instrument or document furnished pursuant thereto, as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders shall treat each Person the name of which is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee thereunder, together with the fee payable in respect thereof, the Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled and, if required, consented to by the Agent:
(i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower (together with a copy thereof). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 9.4.

Section 9.4. Confidentiality. The Agent and each Lender agree to keep any information delivered or made available by the Borrower to it confidential from anyone other than persons employed or retained by the Agent or such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, that nothing herein shall prevent the Agent or any Lender from disclosing such information (i) to any other Lender, (ii) to any other person if reasonably incidental to the administration of the Loans,
(iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority, (v) which has been publicly disclosed other than as a result of a disclosure by the Agent or any Lender which is not permitted by this Agreement, (vi) in connection with any litigation to which the Agent, any Lender, or their respective Affiliates may be a party to the extent reasonably required, (vii) to the extent reasonably required in connection with the exercise of any remedy hereunder, (viii) to the Agent's and such Lender's legal counsel, financial advisors and independent auditors, and (ix) to any actual or proposed participant or assignee of all or part of its rights hereunder subject to the proviso in Section 9.3(f).

Section 9.5. Expenses. Whether or not the transactions hereby contemplated shall be consummated, the Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agent (including, but not limited to, the reasonable fees and disbursements of ML&B, Shook Hardy & Bacon L.L.P., special local and special real estate counsel for the Agent, any other counsel that the Agent shall retain and any third-party consultants, accountants and auditors advising the Agent or ML&B, including (without limitation) E&Y Restructuring LLC, financial advisors to ML&B), and any Lender in connection with the preparation, execution, delivery and administration of this Agreement, and the other Loan Documents, the making of the Term Loans, the maintenance or perfection of the Liens contemplated hereby, any consent or waiver hereunder or thereunder, and any amendment or modification hereof or thereof, the reasonable and customary costs, fees and expenses of the Agent in connection with its monthly and other periodic field audits and monitoring of assets and, following the occurrence of an Event of Default, all reasonable out-of-pocket expenses incurred by the Lenders and the Agent in the enforcement or protection of the rights of any one or more of the Lenders or the Agent in connection with this Agreement or the other Loan Documents including, but not limited to, the reasonable fees and disbursements of any counsel for the Lenders or the Agent (including, without limitation, the allocated costs of in-house counsel). Such payments shall be made on demand upon delivery of a statement setting forth such costs and expenses. The obligations of the Borrower under this Section shall survive the termination of this Agreement and/or the payment and performance of the Secured Obligations.

Section 9.6.      Indemnities.

(a) The Borrower agrees to defend, indemnify and hold harmless the Agent, the Lenders and the other Secured Parties and their respective directors, officers, employees, agents, advisors, consultants, attorneys-in-fact, experts, other professional persons and representatives and Affiliates (each, an "Indemnified Party"), on demand, from and against any and all penalties, fines, expenses, losses, settlements, costs, claims, causes of action, debts, dues, sums of money, accounts, accountings, reckonings, acts, omissions, demands, liabilities, obligations, damages, actions, judgments, suits, proceedings or disbursements incurred by such Indemnified Party, of any kind or nature whatsoever, known or unknown, contingent or otherwise, arising out of claims made by any Person in any way relating to the transactions contemplated hereby, including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise solely out of or result from the gross negligence or willful misconduct of such Indemnified Party, as determined by a final order or judgment of a court of competent jurisdiction.

(b) Without limiting the foregoing, the Borrower agrees to defend, indemnify and hold harmless each Indemnified Party, on demand, from and against any and all penalties, fines, expenses, losses, settlements, costs, claims, causes of action, demands, liabilities, obligations, damages, actions, judgments, suits or disbursements incurred by such Indemnified Party, of any kind or nature whatsoever, known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Law applicable to the operations or activities of the Borrower or any Subsidiary or the Property, or any orders, requirements or demands of Governmental Authorities or any other Person related thereto, including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise solely out of or result from the gross negligence or willful misconduct of such Indemnified Party, as determined by a final order or judgment of a court of competent jurisdiction.

(c) The indemnities set forth in this Section shall continue in full force and effect regardless of the termination of this Agreement and the payment and performance of the Secured Obligations.

Section 9.7. CHOICE OF LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES AND BY FEDERAL LAW TO THE EXTENT APPLICABLE; PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY MORTGAGE FILED IN JURISDICTIONS OUTSIDE OF THE STATE OF NEW YORK, THE LAWS OF SUCH JURISDICTION WHERE SUCH MORTGAGE WAS FILED SHALL APPLY.

Section 9.8. No Waiver. No failure on the part of the Agent or any of the other Secured Parties to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

Section 9.9. Extension of Maturity. Should any payment of principal of or interest on any amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

Section 9.10. Amendments, etc. Unless otherwise specifically provided herein or in any other Loan Document, no amendment, modification or waiver of any provision of this Agreement, the Security and Pledge Agreement or the other Loan Documents, and no consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and any such amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, that no such amendment, modification or waiver shall (i) without the written consent of all of the Lenders, (a) amend, modify or waive any provision of this proviso or the definition of Majority Lenders, (b) amend, modify or waive any provision of this Agreement which provides for the unanimous consent or approval of the Lenders or (c) substitute, discharge, surrender or release all or substantially all of the CIBC Collateral except as permitted by the Loan Documents and (ii) without the written consent of each Lender directly affected thereby, (a) reduce the principal amount of any Term Loan or the rate of interest payable thereon or (b) postpone the date for any scheduled payment or any mandatory prepayment of principal or interest in respect of any Term Loans. No such amendment, modification or waiver may adversely affect the rights and obligations of the Agent hereunder without its prior written consent. No notice to or demand on the Borrower shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances. Each Lender shall be bound by any amendment, modification, waiver or consent authorized as provided herein, and any consent by a Lender, or any other holder of any Secured Obligation, shall bind any Person acquiring such other Secured Obligations. No amendment to this Agreement shall be effective against the Borrower unless signed by the Borrower. Notwithstanding any of the foregoing provisions of this
Section 9.10 or anything to the contrary contained in this Agreement, any Lender which has requested that it not receive material, non-public information concerning the Borrower and which is therefore unable or unwilling to vote with respect to an issue arising under this Agreement will agree to vote and will be deemed to have voted its Loans under this Agreement pro rata in accordance with the percentages of Loans in favor of and the percentages of Loans against any such issue under this Agreement.

Section 9.11. Invalidity; Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.12.     Headings.  Section   headings used herein are for  convenience
only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

Section 9.13. Execution in Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument. This Agreement shall become effective when the Agent shall have received counterparts hereof signed by all of the parties hereto and when the conditions contained or referred to in Section 4.1 shall have been satisfied or waived. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.14.     Prior Agreements.

                  (a) Subject to the provisions of Section 9.14(b), this Agreement and the other Loan Documents represent the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between the Borrower and any Lender or the Agent prior to the execution of this Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Agreement.

                  (b) The obligations of the Borrower under Sections 8.6, 9.6, 9.14, and 9.17 of the Existing Credit Agreement, Sections 2.13, 2.14, 2.17, 5.11, 6.14, 9.5 and 9.6 of the DIP Credit Agreement and Sections 5.3, 5.4, 5.5, 5.9, 7.13, 8.28. 11.3 and 11.10 of the Pre-Petition Credit Agreement shall remain in full force and effect.

Section 9.15. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

Section 9.16. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. EACH OF THE BORROWER, THE AGENT, THE LENDERS AND EACH OTHER SECURED PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THE LOAN DOCUMENTS OR THE COLLATERAL, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR THEREOF, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING BETWEEN THE BORROWER, ON THE ONE HAND, AND THE AGENT, AND/OR ANY ONE OR MORE OF THE LENDERS OR OTHER SECURED PARTIES, ON THE OTHER HAND. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, OF ANY FEDERAL
COURT, IN EACH CASE LOCATED IN NEW YORK COUNTY AND ANY APPELLATE COURT THEREFROM, IN CONNECTION

WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY ONE OR MORE OF THE LOAN DOCUMENTS OR ANY DOCUMENT OR INSTRUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE CIBC COLLATERAL AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT, OR TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR
PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE AGENT, ANY LENDER OR ANY OTHER SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE CIBC COLLATERAL AGAINST THE BORROWER, ANY SUBSIDIARY OR THEIR PROPERTIES OR ASSETS IN THE COURTS OF ANY JURISDICTION. THE BORROWER HEREBY WAIVES THE DEFENSES OF FORUM NON CONVENIENS AND IMPROPER VENUE.

Section 9.17. Effect of Amendment and Restatement of the Pre-Petition Credit Agreement, the DIP Credit Agreement and the Existing Credit Agreement; Confirmation of Security Documents. The Borrower acknowledges and agrees that the Liens on the CIBC Collateral securing payment of the Pre-Petition Obligations, the DIP Obligations and the Existing Obligations are in all respects continuing and in full force and effect and secure the payment of the Secured Obligations hereunder and under the other Loan Documents and that the Existing Obligations are replaced by the Borrower's Obligations to the Lenders as set forth herein and in the other Loan Documents.

Section 9.18. Marshaling; Recapture. Neither the Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Secured Obligations. To the extent any Lender receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Secured Obligations or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the Borrower to such Lender as of the date such initial payment, reduction or satisfaction occurred.

Section 9.19. Reproduction of Documents. This Agreement, all documents constituting Annexes, Schedules or Exhibits hereto, and all documents relating hereto received by a party hereto, including, without limitation: (a) consents, waivers and modifications that may hereafter be executed; (b) the Security Documents and the other Loan Documents; and (c) financial statements, certificates, and other information previously or hereafter furnished to the Agent, any Lender or any other Secured Party may be reproduced by the party receiving the same by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Each of the parties hereto agrees and stipulates that, to the extent permitted by law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that, to the extent permitted by law, any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 9.20. Termination of Revolving Commitments Under Existing Credit Agreement. The Borrower hereby acknowledges and confirms, for the express benefit of the Existing Revolving Lenders under the Existing Credit Agreement, that any and all (i) Commitments of such Existing Revolving Lenders to extend credit under the Existing Credit Agreement and (ii) obligations of such Existing Revolving Lenders to issue Letters of Credit under the Existing Credit Agreement or to participate in drawings under the Existing Letters of Credit have been terminated. The Borrower hereby acknowledges and confirms, for the express benefit of the Existing Cash Management Bank, that, notwithstanding any agreement by the Existing Cash Management Bank to provide transitional cash management services to or for the benefit of the Borrower or Congress Financial from and after the Effective Date (after which date the Existing Cash Management Bank shall be indemnified or provided with such other assurances as it may request by a third party acceptable to the Existing Cash Management Bank), any and all obligations of the Existing Cash Management Bank to provide cash management services under the Existing Credit Agreement have been terminated.

                             [Signature Pages Follow.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.


                                            PAYLESS CASHWAYS, INC.

                                            By:/s/ Timothy Mertz
                                               -------------------------------
                                            Title: Vice President -- Treasury

                                            800 N.W. Chipman Road
                                            Suite 5900
                                            Lee's Summit, MO  64063
                                            Telephone:        (816) 347-6000
                                            Fax:              (816) 347-6077

                                            CANADIAN IMPERIAL BANK OF COMMERCE,
                                            as Coordinating and Collateral Agent
                                            and as issuer of the Existing
                                            Standby Letters of Credit

                                            By:/s/ Robert N. Greer
                                               -------------------------------
                                               Robert N. Greer
                                               Assistant General Manager

                                            425 Lexington Avenue
                                            New York, New York 10017
                                            Attention: Agency Services
                                            Telephone:        (212) 856-3711
                                            Fax:              (212) 856-3763

                                            CIBC INC., as a Lender

                                            By:/s/ Robert N. Greer
                                               -------------------------------
                                               Robert N. Greer, as Agent

                                            425 Lexington Avenue
                                            New York, New York 10017
                                            Attention: Robert N. Greer
                                            Telephone:        (212) 856-3881
                                            Fax:              (212) 856-4135

                                            BANK OF AMERICA, N.A.
                                            (f/k/a NATIONSBANK, N.A.,NATIONSBANK
                                            OF TEXAS, N.A. and BANK OF AMERICA
                                            NATIONAL TRUST AND SAVINGS
                                            ASSOCIATION), as the Existing Cash
                                            Management Bank and as a Lender

                                            By:/s/ Jay T. Wampler
                                               -------------------------------
                                            Title:  Managing Director

                                            Domestic and Eurodollar Lending
                                            Offices:

                                            Bank of America
                                            Linda P. Dunlap
                                            Officer
                                            CS Single Bank-CLT-Team II
                                            Mail Code:  NC1-001-15-03
                                            One Independence Center
                                            101 N. Tryon Street
                                            Charlotte, NC  28255-0001
                                            Telephone:        (704) 388-1114
                                            Fax:              (704) 409-0065
                                            2nd Telephone:    (800) 395-9884
                                            E-mail Name: Linda Dunlap
                                            OfficeVision (PROFS):MAIL (AA000557)
                                            Internet:
                                              linda.p.dunlap@ationsbank.com

                                            Hierarchy Code:  GCSAAABCAM
                                            Company/Cost Center:  001 0627700
                                            ID Nbr. EYKMMD

                                            All other notices:
                                            Attention: Jay T. Wampler
                                                       Senior Vice President
                                            Telephone: (214) 209-3711
                                            Fax:       (214) 209-3533

                                            BANC OF AMERICA SECURITIES LLC,
                                            as agent for Bank of America, N.A.
                                            (f/k/a NationsBank Montgomery
                                            Securities, Inc.)

                                            By:/s/ Francis Griffin
                                               -------------------------------
                                            Title: Principal

                                            101 North Tryon Street
                                            NC1-001-15-01
                                            Charlotte, North Carolina 28255
                                            Attention:  Chris Barton
                                            Telephone:        704-388-5432
                                            Fax:              704-409-0150

                                            LEHMAN COMMERCIAL PAPER INC., as a
                                            Lender

                                            By:/s/ James P. Seery, Jr.
                                               -------------------------------
                                            Title:  Authorized Signatory

                                            3 World Financial Center, 10th Floor
                                            New York, New York 10285
                                            Attention:  James P. Seery, Jr.
                                            Telephone:        (212) 526-0825
                                            Fax:              (212) 528-0819

                                            (Loan Servicing)
                                            Lehman Commercial Paper Inc.
                                            c/o Bankers Trust Co.
                                            Loan Services Bureau
                                            130 Liberty Street, 9th Floor
                                            New York, NY  10006
                                            Attn:  Jason Yoo

                                            GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                            as a Lender

                                            By:/s/  R. Douglas Henderson
                                               -------------------------------
                                            Title:   Authorized Signatory

                                            Domestic and Eurodollar Lending
                                            Offices:
                                            85 Broad Street, 6th Floor
                                            New York, New York 10004
                                            Attention: Alexa Komar
                                            Telephone:        (212) 357-2625
                                            Fax:              (212) 357-4597

                                            and

                                            85 Broad Street, 28th Floor
                                            New York, New York 10004
                                            Attention: Jonathan Kolatch
                                            Telephone:        (212) 902-8469
                                            Fax:              (212) 357-0922

                                            VAN KAMPEN PRIME RATE INCOME
                                            TRUST, as a Lender

                                            By:/s/ Douglas Smith
                                               -------------------------------
                                            Title:   Vice President

                                            One Parkview Plaza, 5th Floor
                                            Oak Brook Terrace, Illinois 60181
                                            Attention: Douglas Smith
                                            Telephone:        (630) 684-6052
                                            Fax:              (630) 684-6741

                                            Credit Contact:
                                            State Street Bank & Trust
                                            Corporate Trust Department
                                            2 International Place
                                            Boston, MA  02110

                                            and

                                            Van Kampen Prime Rate Income Trust
                                            One Parkview Plaza, 5th Floor
                                            Oak Brook Terrace, Illinois  60181
                                            Attn:  Douglas Smith
                                            Telephone:        (630) 684-6052
                                            Fax:              (630) 684-6741

                                            U.S. BANK NATIONAL ASSOCIATION, as a
                                            Lender and as Issuer of the Existing
                                            Documentary Letters of Credit

                                            By:/s/ Jack L. Quitmeyer
                                               -------------------------------
                                            Title:   Vice President

                                            Domestic and Eurodollar Lending
                                            Offices:
                                            U.S. Bank National Association
                                            U.S. Bank Place
                                            MPFP2516
                                            601 Second Avenue South
                                            Minneapolis, Minnesota 55402-4302
                                            Attention: Jocelyn Kirkpatrick
                                            Telephone:        (612) 973-2127
                                            Fax:              (612) 973-2148

                                            All other notices:
                                            U.S. Bank Place, MPFP2516
                                            601 Second Avenue South
                                            Minneapolis, Minnesota 55402-4302
                                            Attention: Jack L. Quitmeyer
                                            Fax:              (612) 973-2148

                                            with a copy to:
                                            Joeseph Andersen, Esq.
                                            U.S. Bancorp
                                            U.S. Bank Place, MPFP2518
                                            601 Second Avenue South
                                            Minneapolis, Minnesota 55402-4302
                                            Fax:              (612) 973-1000

                                            ABN AMRO BANK N.V., as a Lender

                                            By:/s/ William J. Teresky, Jr.
                                               -------------------------------
                                            Title:   Vice President

                                            By:  /s/ Steven C. Wimpenny
                                               -------------------------------
                                            Title:   Group Senior Vice President

                                            Domestic and Eurodollar Lending
                                            Offices:
                                            North America Special Credits
                                            10 East 53rd Street, 37th Floor
                                            New York, New York l0022
                                            Attention: Carol Martin
                                            Telephone:        (212) 891-0642
                                            Fax:              (212) 891-0652

                                            All other notices:
                                            10 East 53rd Street, 37th Floor
                                            New York, New York l0022
                                            Attention: Steven C. Wimpenny
                                            Telephone:        (212) 891-0626
                                            Fax:              (212) 891-0650

                                            THE BANK OF NOVA SCOTIA, as a Lender

                                            By:/s/  Alex T. Clarke
                                               -------------------------------
                                            Title:  Senior Manager

                                            Domestic and Eurodollar Lending
                                            Offices:
                                            Suite 2700
                                            600 Peachtree Street, N.E.
                                            Atlanta, Georgia 30308
                                            Attention: Nadine Bell
                                            Telephone:        (404) 877-1567
                                            Fax:              (404) 888-8998

                                            All other notices:
                                            l Liberty Plaza, 25th Floor
                                            New York, New York 10006
                                            Attention: Daniel A. Costigan
                                            Telephone:        (212) 225-5016
                                            Fax:              (212) 225-5205

                                            BEAR, STEARNS & CO. INC., as a
                                            Lender

                                            By:/s/  Gregory A. Hanley
                                               -------------------------------
                                            Title:  Senior Managing Director

                                            Administrative Notices and Other
                                            Funding Information:
                                            245 Park Avenue
                                            New York, New York 10167
                                            Attention: Jennifer Herskowitz
                                            Telephone:        (212) 272-6161
                                            Fax:              (212) 272-8079

                                            All other notices:
                                            245 Park Avenue
                                            New York, New York 10167
                                            Attention: Alan J. Mintz
                                            Telephone:        (212) 272-9499
                                            Fax:              (212) 272-8102

                                            and

                                            Attention: Laura L. Torrado, Esq.
                                            Telephone:        (212) 272-7811
                                            Fax:              (212) 272-8629

                                            MORGENS WATERFALL DOMESTIC
                                            PARTNERS II, L.L.C., as a Lender

                                            By:/s/ Neil A. Augustine
                                               -------------------------------
                                            Title:   Authorized Agent

                                            10 East 50th Street, 26th Floor
                                            New York, New York 10022
                                            Attention:  Neil A. Augustine
                                            Telephone:        (212) 705-0500
                                            Fax:              (212) 838-5540

                                            OAKTREE CAPITAL MANAGEMENT, LLC, as
                                            agent for certain funds and
                                            accounts, as a Lender

                                            By:/s/  Kenneth Liang
                                               -------------------------------
                                            Title: Managing Director & General
                                                   Counsel

                                            By:/s/  Matthew S. Barrett
                                               -------------------------------
                                            Title:  Managing Director

                                            333 S. Grand Avenue, 28th Floor
                                            Los Angeles, California 90071
                                            Attention:   Kenneth Liang
                                            Telephone:        (213) 830-6422
                                            Fax:              (213) 830-8522

                                            CONTRARIAN CAPITAL ADVISORS L.L.C.,
                                            as agent for certain entities, as a
                                            Lender

                                            By:/s/  Janice M. Stanton
                                               -------------------------------
                                            Title:   Member

                                            441 West Putnam Avenue
                                            Suite 225
                                            Greenwich, Connecticut 06830
                                            Attention:  Jon Bauer, Partner
                                            Tel:  203-862-8201
                                            Fax:  203-629-1977